AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                          SVB FINANCIAL SERVICES, INC.
                                       AND
                          FULTON FINANCIAL CORPORATION
                                JANUARY 11, 2005




                                TABLE OF CONTENTS


ARTICLE I - THE MERGER..............................................................................2
     Section 1.1 Merger.............................................................................2
     Section 1.2 Name...............................................................................2
     Section 1.3 Articles of Incorporation..........................................................2
     Section 1.4 Bylaws.............................................................................2
     Section 1.5 Directors and Officers.............................................................2

ARTICLE II - CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES................................2
     Section 2.1 Conversion of Shares...............................................................2
     Section 2.2 Exchange of Stock Certificates.....................................................4
     Section 2.3 Treatment of Outstanding Somerset Options.........................................11
     Section 2.4 Reservation of Shares.............................................................13
     Section 2.5 Taking Necessary Action...........................................................13
     Section 2.6 Press Releases, Etc...............................................................13
     Section 2.7 Fulton Common Stock...............................................................13
     Section 2.8 Dissenters' Rights................................................................13
     Section 2.9 Certain Actions...................................................................14

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SOMERSET...........................................14
     Section 3.1 Authority.........................................................................14
     Section 3.2 Organization and Standing.........................................................14
     Section 3.3 Subsidiaries......................................................................15
     Section 3.4 Capitalization....................................................................15
     Section 3.5 Charter, Bylaws and Minute Books..................................................15
     Section 3.6 Financial Statements..............................................................16
     Section 3.7 Absence of Undisclosed Liabilities................................................19
     Section 3.8 Absence of Changes................................................................19
     Section 3.9 Dividends, Distributions and Stock Purchases......................................19
     Section 3.10 Taxes............................................................................19
     Section 3.11 Title to and Condition of Assets.................................................20
     Section 3.12 Contracts........................................................................20
     Section 3.13 Litigation and Governmental Directives...........................................22
     Section 3.14 Compliance with Laws; Governmental Authorizations................................22
     Section 3.15 Insurance........................................................................23
     Section 3.16 Financial Institutions Bonds.....................................................23
     Section 3.17 Labor Relations and Employment Agreements........................................23
     Section 3.18 Employee Benefit Plans...........................................................24
     Section 3.19 Related Party Transactions.......................................................24
     Section 3.20 No Finder........................................................................25
     Section 3.21 Complete and Accurate Disclosure.................................................25
     Section 3.22 Environmental Matters............................................................25
     Section 3.23 Proxy Statement/Prospectus.......................................................25
     Section 3.24 SEC Filings......................................................................26
     Section 3.25 Reports..........................................................................26





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

     Section 3.26 Loan Portfolio of Somerset Bank..................................................26
     Section 3.27 Investment Portfolio.............................................................27
     Section 3.28 Regulatory Examinations..........................................................27
     Section 3.29 Regulatory Agreements and Matters................................................27
     Section 3.30 Beneficial Ownership of Fulton Common Stock......................................28
     Section 3.31 Fairness Opinion.................................................................28

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF FULTON..............................................28
     Section 4.1 Authority.........................................................................28
     Section 4.2 Organization and Standing.........................................................29
     Section 4.3 Capitalization....................................................................29
     Section 4.4 Articles of Incorporation and Bylaws..............................................29
     Section 4.5 Subsidiaries......................................................................29
     Section 4.6 Financial Statements..............................................................30
     Section 4.7 Absence of Undisclosed Liabilities................................................33
     Section 4.8 Absence of Changes; Dividends, Etc................................................33
     Section 4.9 Litigation and Governmental Directives............................................33
     Section 4.10 Compliance with Laws; Governmental Authorizations................................33
     Section 4.11 Complete and Accurate Disclosure.................................................34
     Section 4.12 Labor Relations..................................................................34
     Section 4.13 Employee Benefits Plans..........................................................34
     Section 4.14 Environmental Matters............................................................35
     Section 4.15 SEC Filings......................................................................35
     Section 4.16 Proxy Statement/Prospectus.......................................................35
     Section 4.17 Regulatory Approvals.............................................................36
     Section 4.18 No Finder........................................................................36
     Section 4.19 Taxes............................................................................36
     Section 4.20 Title to and Condition of Assets.................................................36
     Section 4.21 Contracts........................................................................36
     Section 4.22 Insurance........................................................................37
     Section 4.23 Reports..........................................................................37
     Section 4.24 Regulatory Agreements and Matters................................................37

ARTICLE V - COVENANTS OF SOMERSET..................................................................38
     Section 5.1 Conduct of Business...............................................................38
     Section 5.2 Best Efforts......................................................................41
     Section 5.3 Access to Properties and Records..................................................41
     Section 5.4 Subsequent Financial Statements...................................................41
     Section 5.5 Update Schedules..................................................................42
     Section 5.6 Notice............................................................................42
     Section 5.7 No Solicitation...................................................................42
     Section 5.8 Affiliate Letters.................................................................44
     Section 5.9 No Purchases or Sales of Fulton Common Stock During Price Determination Period....45
     Section 5.10 Dividends........................................................................45
     Section 5.11 Internal Controls................................................................45
     Section 5.12 Certain Matters, Certain Revaluations, Changes and Adjustments...................45





     Section 5.13 Other Policies...................................................................46
     Section 5.14 Other Transactions...............................................................46
     Section 5.15 Transaction Expenses of the Company..............................................46

ARTICLE VI - COVENANTS OF FULTON...................................................................47
     Section 6.1 Best Efforts......................................................................47
     Section 6.2 Access to Properties and Records..................................................48
     Section 6.3 Subsequent Financial Statements...................................................48
     Section 6.4 Update Schedules..................................................................48
     Section 6.5 Notice............................................................................48
     Section 6.6 No Purchase or Sales of Fulton Common Stock During Price Determination Period.....48
     Section 6.7 Assumption of Somerset Debentures.................................................49
     Section 6.8 Employment Arrangements...........................................................49
     Section 6.9 Insurance; Indemnification........................................................50
     Section 6.10 Appointment of Fulton Director...................................................51

ARTICLE VII - CONDITIONS PRECEDENT.................................................................51
     Section 7.1 Common Conditions.................................................................51
     Section 7.2 Conditions Precedent to Obligations of Fulton.....................................53
     Section 7.3 Conditions Precedent to the Obligations of Somerset...............................57

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER...................................................59
     Section 8.1 Termination.......................................................................59
     Section 8.2 Effect of Termination.............................................................60
     Section 8.3 Amendment.........................................................................61
     Section 8.4 Waiver............................................................................61

ARTICLE IX - CLOSING AND EFFECTIVE TIME............................................................61
     Section 9.1 Closing...........................................................................61
     Section 9.2 Effective Time....................................................................62

ARTICLE X - NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................62
     Section 10.1 No Survival......................................................................62

ARTICLE XI - GENERAL PROVISIONS....................................................................62
     Section 11.1 Expenses.........................................................................62
     Section 11.2 Other Mergers and Acquisitions...................................................62
     Section 11.3 Notices..........................................................................62
     Section 11.4 Counterparts.....................................................................63
     Section 11.5 Governing Law....................................................................63
     Section 11.6 Parties in Interest..............................................................63
     Section 11.7 Disclosure Schedules.............................................................64
     Section 11.8 Entire Agreement.................................................................64
     Section 11.9 Definitions......................................................................64

                               INDEX OF SCHEDULES

Schedule 2.3.           Somerset Options

Schedule 3.3.           Other Somerset Subsidiaries

Schedule 3.6.           Financial Statements

Schedule 3.7.           Undisclosed Liabilities

Schedule 3.8.           Changes

Schedule 3.9.           Dividends, Distributions and Stock Purchases

Schedule 3.10           Taxes

Schedule 3.11           Title to and Condition of Assets

Schedule 3.12           Contracts

Schedule 3.13           Litigation and Governmental Directives

Schedule 3.14           Compliance with Laws; Governmental Authorizations

Schedule 3.15           Insurance

Schedule 3.16           Financial Institutions Bonds

Schedule 3.17           Labor Relations and Employment Agreements

Schedule 3.18           Employee Benefit Plans

Schedule 3.19           Related Party Transactions

Schedule 3.20           Finders

Schedule 3.22           Environmental Matters

Schedule 3.26           Loan Portfolio

Schedule 3.27           Investment Portfolio

Schedule 3.29           Regulatory Agreements

Schedule 4.5            Subsidiaries

Schedule 4.6            Financial Statements

Schedule 4.7            Undisclosed Liabilities

Schedule 4.8            Dividends, Distributions and Stock Purchases

Schedule 4.9            Litigation and Governmental Directives

Schedule 4.10           Compliance with Laws; Governmental Authorizations

Schedule 4.14           Environmental Matters

Schedule 4.19           Taxes

Schedule 5.1            Conduct of Business

Schedule 5.1(xxi)       Pending and Contemplated Applications

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                                INDEX OF EXHIBITS

Exhibit A         Form of Warrant Agreement

Exhibit B         Form of Warrant

Exhibit C         Form of Voting Agreement

Exhibit D         Form of Employment Agreements

Exhibit E         Form of Opinion of Somerset's Counsel

Exhibit F         Form of Opinion of Fulton's Counsel

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER made as of the 11th day of January, 2005, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 ("Fulton"), and SVB FINANCIAL SERVICES, INC., a New Jersey corporation having its administrative headquarters at 70 East Main Street, Somerville, New Jersey 08876 ("Somerset").

                                   BACKGROUND:

     Fulton is a financial holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Somerset is a bank holding company registered under the BHC Act and is the parent of Somerset Valley Bank, a New Jersey banking corporation ("Somerset Bank"). In addition to Somerset Bank, Somerset has two directly owned 100% subsidiaries: SVB Bald Eagle Statutory Trust I and SVB Bald Eagle Statutory Trust II in connection with its issuance of subordinated debentures. Somerset Bank has one directly owned 100% subsidiary: Somerset Valley Investment Company, Inc., which owns 100% of the stock of West End One Corp., which is incorporated in the State of Delaware and manages an investment portfolio. Somerset Bank and all other wholly-owned subsidiaries of Somerset and Somerset Bank are collectively referred to herein as the "Somerset Subsidiaries". Fulton and Somerset wish to merge with each other, resulting in Somerset Bank becoming a subsidiary of Fulton. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the "Merger") in which (i) Somerset will be merged with and into Fulton, (ii) Fulton will survive the Merger, and (iii) all of the outstanding shares of the common stock of Somerset, $2.09 par value per share ("Somerset Common Stock"), will be converted into cash and shares of the common stock of Fulton, par value $2.50 per share, and the associated Fulton Rights (as such term is defined in Section 2.1 herein) ("Fulton Common Stock").

     In connection with the execution of this Agreement, the parties are to enter into a Warrant Agreement in substantially the form of Exhibit A attached hereto (the "Warrant Agreement"), which provides for the delivery by Somerset of a warrant in substantially the form of Exhibit B attached hereto (the "Warrant") entitling Fulton to purchase shares of the Somerset Common Stock in certain circumstances. In addition, Somerset has obtained voting agreements in the form of Exhibit C attached hereto, from the directors and executive officers listed on Exhibit C, who have agreed to vote shares of voting capital stock beneficially owned by them in Somerset in favor of this Agreement, the Merger and, to the extent required, all transactions incident thereto (collectively, the "Voting Agreements").

                                   WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

                             ARTICLE I - THE MERGER

     Subject to the terms and conditions of this Agreement, Somerset shall merge with and into Fulton in accordance with the following:

     Section 1.1 Merger. At the Effective Time (as defined in Section 9.2 herein) (i) Somerset shall merge with and into Fulton pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), and the New Jersey Business Corporation Act (the "BCA"), whereupon the separate existence of Somerset shall cease, and Fulton shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"), and (ii) the Somerset Common Stock will be converted into Fulton Common Stock and cash pursuant to the provisions of Article II hereof.

     Section 1.2 Name. The name of the Surviving Corporation shall be "Fulton Financial Corporation". The address of the principal office of the Surviving Corporation will be One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604.

     Section 1.3 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Fulton as in effect at the Effective Time.

     Section 1.4 Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of Fulton as in effect at the Effective Time.

     Section 1.5 Directors and Officers. The directors and officers of the Surviving Corporation shall be the directors and officers of Fulton in office at the Effective Time. Each of such directors and officers shall serve until such time as his successor is duly elected and has qualified.

      ARTICLE II - CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES

     Section 2.1  Conversion  of Shares.  At the  Effective  Time (as defined in
Section 9.2 herein) the shares of Somerset Common Stock then outstanding shall be converted into shares of Fulton Common Stock and cash, as follows:

          (a) Conversion of Somerset  Shares.  Except as set forth in subsection
              ------------------------------
     (d) below, each share of Somerset Common Stock (a "Somerset Share") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding and be cancelled and extinguished and converted into the right to receive, upon the surrender of the share certificates evidencing the Somerset Shares, the Fulton Stock Consideration or the Cash Consideration, or a combination of Fulton Stock Consideration and the Cash Consideration, without any interest thereon, as specified in this Article II hereof (the "Merger Consideration") in accordance with Section 2.2 herein.

          (b)  Definitions.  For purposes  hereof,  the following terms have the
               -----------
     following respective meanings:

               "Cash Consideration" means a per Company Share amount in cash equal to $21.00

               "Conversion Ratio" means .9519

               "Outstanding Shares" means the aggregate number of Somerset Shares outstanding immediately prior to the Effective Time, but excluding Somerset Shares to be cancelled pursuant to Section 2.1(d), which number will not be greater than the number of shares outstanding on the date of this Agreement (except as permitted in Section 5.1 herein)

               "Fulton Rights" means rights to purchase common stock of Fulton distributed to holders of Fulton Common Stock pursuant to a Rights Agreement dated June 20, 1989, as amended and restated as of April 27, 1999 (the "Fulton Rights Agreement").

               "Fulton Stock Consideration" means that number of shares of Fulton Common Stock equal to one share multiplied by the Conversion Ratio. In the event that between the date of this Agreement and the Effective Time, the issued and outstanding shares of Fulton Common Stock shall have been effected or changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification, subdivision, combination of shares or other similar transaction, or there shall have been a record date declared for any such matter, the Fulton Stock Consideration shall be proportionately adjusted.

               (c) No Fractional  Shares.  No fractional shares of Fulton Common
                   ---------------------
          Stock shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of Somerset shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price.

               (d) Cancelled Somerset Shares.  Notwithstanding the provisions of
                   -------------------------
          Section 2.1(a) herein, the following shares of Somerset Common Stock shall not be converted into Fulton Common Stock, and shall be cancelled, at the Effective Time: (i) shares of Somerset Common Stock then owned by Fulton or any direct or indirect subsidiary of Fulton (except for trust account shares or shares acquired in connection with debts previously contracted); and (ii) shares of Somerset Shares owned by Somerset or any direct or indirect subsidiary of Somerset (except for trust account shares or shares acquired in connection with debts previously contracted).

               (e) Closing  Market Price.  For purposes of this  Agreement,  the
                   ---------------------
          "Closing Market Price" shall be the average of the per share closing bid and asked prices for Fulton Common Stock, calculated to two decimal places, for the ten (10) consecutive trading days immediately preceding the date which is two (2) business days before the Effective Date (as such term is defined in Section 9.2 herein), as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the "Price Determination Period" (For example, if June 30, 2005 were to be the Effective Date, then the Price Determination Period would be June 14-17, June 20-24 and June 27, 2005). In the event that NASDAQ shall fail to report closing bid and asked prices for Fulton Common Stock for any trading day during the Price Determination Period, the closing bid and asked prices for that day shall be equal to the average of the closing bid and asked prices as quoted: (i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or (ii) in the event that both of these firms are not then making a market in Fulton Common Stock, by two brokerage firms then making a market in Fulton Common Stock to be selected by Fulton and approved by Somerset.

     Section 2.2 Exchange of Stock Certificates. Somerset Common Stock certificates shall be exchanged for certificates evidencing the Fulton Stock Consideration and the Cash Consideration in accordance with the following procedures:

          (a) Election  Procedure.  Each holder of Somerset  Shares  (other than
              -------------------
     holders of Somerset Shares to be cancelled as set forth in Section 2.1(d)) shall have the right to submit a request specifying either that such holder's Somerset Shares shall be converted into the Fulton Stock Consideration, Cash Consideration or a combination of Cash Consideration and Fulton Stock Consideration, without interest, in the Merger in accordance with the following procedures:

               (i) Each holder of Somerset Stock may specify in a request made in accordance with the provisions of this Section 2.2 (herein called an "Election") to either: (i) convert each Somerset Share owned by such holder into the right to receive the Fulton Stock Consideration in the Merger (a "Stock Election"); (ii) convert each Somerset Share owned by such holder into the right to receive the Cash Consideration in the Merger (a "Cash Election"); or (iii) convert a portion of the Somerset Shares owned by such holder into the right to receive the Cash Consideration in the Merger, and a portion of the Somerset Shares owned by each such holder into the right to receive the Fulton Stock Consideration in the Merger, in the ratio of Fulton Stock Consideration to Cash Consideration of either 80%/20% or 60%/40% (a "Cash/Stock Election"). A Form of Election (as defined below) shall be included with each copy of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) mailed to shareholders of Somerset in connection with the meeting of shareholders called to consider the approval of this Agreement. Fulton and Somerset shall each use its reasonable best efforts to mail or otherwise make available the Form of Election to all persons who become holders of Somerset Shares during the period between the record date for such shareholder meeting and the Election Deadline (as defined in Section 2.2(a)(iv)).

               (ii) Fulton shall prepare a form (the "Form of Election"), which shall be in form and substance acceptable to Somerset, pursuant to which each holder of Somerset Shares, no later than at the close of business on the Election Deadline, may make an Election and which shall be mailed to the Somerset shareholders in accordance with Section 2.2(a)(i) so as to permit Somerset's shareholders to exercise their right to make an Election on or prior to the Election Deadline.

               (iii) Holders of record of Somerset Shares who hold such shares as nominees, trustees, or in other representative capacities may submit multiple Forms of Election, provided that such representative certifies that each Form of Election covers all Somerset Shares held by such representative for a particular beneficial owner.

               (iv) Not later than the filing of the Proxy Statement/Prospectus with the Securities and Exchange Commission (the "SEC"), as contemplated in Section 6.1(b) hereof, Fulton shall appoint Fulton Financial Advisors, National Association, as the person to receive Forms of Election and to act as exchange agent under this Agreement (the "Exchange Agent"). Any Somerset shareholder's Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates for the Somerset Shares to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver Somerset Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election. As used herein, "Election Deadline" means the date announced by Fulton (which date shall be agreed upon by Somerset), as the last day on which Forms of Election will be accepted. In the event this Agreement shall have been terminated prior to the Effective Time, the Exchange Agent shall immediately return all Election Forms and Certificates for Somerset Shares to the appropriate Somerset shareholders.

               (v) Any Somerset shareholder may at any time prior to the Election Deadline change his Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a revised Form of Election properly completed and signed.

               (vi) Any Somerset shareholder may, at any time prior to the Election Deadline, revoke his Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his certificates for Somerset Common Stock, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Fulton or Somerset that this Agreement has been terminated. Any Somerset shareholder who shall have deposited certificates for Somerset Shares with the

          Exchange Agent shall have the right to withdraw such certificates by written notice received by the Exchange Agent prior to the Election Deadline and thereby revoke his Election as of the Election Deadline if the Merger shall not have been consummated prior thereto.

               (vii) Fulton shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.2, the issuance and delivery of certificates for Fulton Common Stock into which Somerset Shares are converted in the Merger and the payment of cash for Somerset Shares converted into the right to receive the Cash Consideration in the Merger.

          (b)  Issuance  of  Fulton  Stock  Consideration  and  Payment  of Cash
               -----------------------------------------------------------------
     Consideration;  Proration.  The manner in which each Somerset Share (except
     -------------------------
     Somerset Shares to be cancelled as set forth in Section 2.1(d)) shall be converted into the Fulton Stock Consideration, the Cash Consideration or the right to receive a combination of Fulton Stock Consideration and Cash Consideration at the Effective Time shall be as set forth in this Section 2.2(b).

               (i) As is more fully set forth below, the number of Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to this Agreement shall not exceed forty percent (40%) of all Outstanding Shares (the "Maximum Cash Percentage") and shall not be less than twenty percent (20%) of all Outstanding Shares (the "Minimum Cash Percentage"); provided, however, that (A) for federal income tax purposes, it is intended that the Merger should qualify as a reorganization under the provisions of Section 368(a) of the Code and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by Barley, Snyder, Senft & Cohen, LLC, Fulton shall increase the number of Outstanding Shares that will be converted into the Fulton Stock Consideration and reduce the number of Outstanding Shares that will be converted into the right to receive the Cash Consideration and (B) any shares issuable under Fulton Stock Options issued under Section 2.3 herein shall be considered as having been issued in the Merger in calculating compliance with the Maximum Cash Percentage and the Minimum Cash Percentage.

               (ii) If the percentage of Outstanding Shares for which a Cash Election is made (including the cash portion of any Cash/Stock Elections) exceeds the Minimum Cash Percentage and is less than the Maximum Cash Percentage, all Elections shall be honored as submitted and all Non-Electing Shares shall be converted into Fulton Stock Consideration.

               (iii) If the percentage of Outstanding Shares for which a Cash Election is made (including the cash portion of any Cash/Stock Elections) exceeds the Maximum Cash Percentage: (A) Each Somerset Share for which the holder made a Stock Election, the portion of each Cash/Stock Election electing Fulton Stock Consideration (collectively, the "Aggregate Stock Elections") and each Non-Electing Share shall be converted in the Merger into the Fulton Stock Consideration. Each Somerset Share for which a Cash Election has been received and the portion of a Cash/Stock Election electing Cash Consideration (collectively, the "Aggregate Cash Elections") shall be converted into the right to receive Cash Consideration and Fulton Stock Consideration in the following manner:

                    (A) Each Somerset  Shareholder shall have the Pro-rated Cash
               Percentage of the shares for which he or she elected Cash Consideration (including the cash portion of any Cash/Stock Election) converted into the Cash Consideration;

                    (B) Each Somerset Shareholder shall have the Remaining Stock
               Percentage of the shares for which he or she elected Cash Consideration (including the portion of any Cash/Stock Election electing Cash Consideration) converted into the Fulton Stock Consideration; and

                    (C) For the purposes of the foregoing:

                    "Aggregate   Cash  Election   Percentage"   shall  mean  the
                    percentage  of   Outstanding   Shares   represented  by  the
                    Aggregate Cash Elections.

                    "Pro-rated  Cash  Percentage"   shall  mean  the  percentage
                    determined by the following formula:

                    1  -  [(Aggregate  Cash  Election   Percentage  -  40%)/40%]
                            ---------------------------------------------------
                   "Remaining  Stock  Percentage"  shall  mean  the  percentage determined by subtracting the Pro-rated Cash Percentage from 100%.

                    (iv) If Cash  Elections  (including  the cash portion of any
               Cash/Stock  Elections) are less than the Minimum Cash Percentage:
               Each Somerset Share for which the Aggregate Cash Elections have been made and each Non-Electing Share shall be converted in the Merger into the Cash Consideration. Each Somerset Share for which a Aggregate Stock Elections have been made shall be converted into the right to receive the Cash Consideration and Fulton Stock Consideration in the following manner:

                    (A) Each Somerset Shareholder shall have the Pro-rated Stock
               Percentage of the shares for which he or she elected Fulton Stock Election converted into the Fulton Stock Consideration;

                    (B) Each Somerset  Shareholder shall have the Remaining Cash
               Percentage of the shares for which he or she elected Fulton Stock Consideration (including the portion of any Cash/Stock Election electing Fulton Stock Consideration) converted into the Cash Consideration; and

                    (C) For the purposes of the foregoing:

                    "Aggregate  Stock  Election   Percentage"   shall  mean  the
                    percentage  of   Outstanding   Shares   represented  by  the
                    Aggregate Stock Elections.

                    "Pro-rated Stock Percentage" shall mean the percentage determined by the following formula:

                    1-[(Aggregate Stock Election Percentage - 80%)/80]

                    "Remaining  Cash  Percentage"   shall  mean  the  percentage
                    determined by subtracting the Pro-rated Stock Percentage from 100%.

               (v) If  Non-Electing  Shares  are not  converted  under  Sections
          (i)-(iv) above, the Exchange Agent shall convert each Non-Electing Share into the Fulton Stock Consideration.

               (vi) For the purposes of this Section 2.2, Outstanding Shares as to which an Election is not in effect at the Election Deadline shall be called "Non-Electing Shares." If Fulton shall determine that any Election is not properly made with respect to any Somerset Shares, such Election shall be deemed to be not in effect, and the Somerset Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares. Fulton and the Exchange Agent shall have no obligation to notify any person of any defect in any Form of Election submitted to the Exchange Agent.

               (vii) The Exchange Agent shall make all computations contemplated by this Section 2.2 and all such computations shall be conclusive and binding on the holders of Somerset Shares absent manifest error.

          (c) Issuance of Fulton Stock Consideration.
              --------------------------------------

               (i) Immediately prior to the Effective Time, Fulton shall deliver to the Exchange Agent, in trust for the benefit of the holders of Somerset Shares, certificates representing an aggregate number of shares of Fulton Common Stock as nearly as practicable equal to the number of shares to be converted into Fulton Common Stock as determined in Section 2.2(b)

               (ii) As soon as practicable on the day of the Closing (but after the Effective Time), each holder of Somerset Shares converted into Fulton Stock

          Consideration pursuant to Article II, upon proper surrender to the Exchange Agent with a properly completed Letter of Transmittal (to the extent not previously surrendered with a Form of Election ) of one or more certificates for such Somerset Shares for cancellation, shall be entitled to receive (and the Exchange Agent shall deliver) certificates representing the number of shares of Fulton Common Stock into which such Somerset Shares shall have been converted in the Merger.

               (iii) No dividends or distributions that have been declared, if any, will be paid to persons entitled to receive certificates for shares of Fulton Common Stock until such persons surrender their certificates at which time all such dividends and distributions shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. If any certificate for such Fulton Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer taxes or other taxes required by reason of issuance in a name other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Somerset Shares for any Fulton Common Stock or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d) Payment of Cash Consideration.  Immediately prior to the Effective
              -----------------------------
     Time, Fulton shall deposit with the Exchange Agent, in trust for the benefit of the holders of Somerset shares, an amount in cash equal to the Cash Consideration to be paid to holders of Somerset Shares to be converted into the right to receive the Cash Consideration as determined in Section 2.2(b). As soon as practicable on the day of the Closing (but after the Effective Time), the Exchange Agent shall distribute to holders of Somerset Shares converted into the right to receive the Cash Consideration and determined in accordance with Section 2.2(b), upon proper surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more Certificates for such Somerset Shares for cancellation, a bank check for an amount equal to the Cash Consideration times the number of Somerset Shares to converted. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the Cash Consideration to be received in the Merger. If such check is to be issued in the name of a person other than the person in whose name the certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of such check to a person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Somerset for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Letter of Transmittal.  Fulton will instruct the Exchange Agent to
              ---------------------
     mail to each holder of record of Certificates who has not previously surrendered such holder's certificates with a validly executed Form of Election as soon as reasonably practical after the Effective Time, (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder's certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as shall be agreed upon by Somerset prior to the Effective Time) and (ii) instructions for use in effecting the surrender of certificates in exchange for the Merger Consideration (the "Letter of Transmittal").

          (f) Missing Certificates.
              --------------------

               (i) If any holder of Somerset Shares convertible into the right to receive the Merger Consideration is unable to deliver the certificate which represents such shares, the Exchange Agent shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following:

                    (A) evidence to the reasonable  satisfaction  of Fulton that
               any  such   certificate  has  been  lost,   wrongfully  taken  or
               destroyed;

                    (B)  such   security  or  indemnity  as  may  be  reasonably
               requested by Fulton to indemnify and hold harmless Fulton and the Exchange Agent; and

                    (C) evidence  satisfactory to Fulton that such person is the owner of the shares theretofore represented by each certificate claimed to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such certificate for payment pursuant to this Agreement

               (ii) Fulton shall receive any remaining Cash Consideration and Fulton Stock Consideration on deposit with the Exchange Agent on the date which is one year after the Effective Date and any shareholder of Somerset who has not surrendered his certificate(s) to the Exchange Agent prior to such time shall be entitled to receive the Merger Consideration without interest upon the surrender of such certificate(s) to Fulton, subject to applicable escheat or abandoned property laws.

               (iii) In the event that any Certificates have not been surrendered for exchange in accordance with this Section on or before the first anniversary of the Effective Time, Fulton may at any time thereafter, with or without notice to the holders of record of such Certificates, sell for the accounts of any or all of such holders any or all of the shares of Fulton Common Stock which such holders are entitled to receive under Article II hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as Fulton shall determine. If, in the opinion of counsel for Fulton, it is necessary or desirable, any

          Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state laws, Fulton shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of the sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the certificates for shares of Fulton Common Stock. From and after any such sale, the sole right of the holders of the unsurrendered Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by Fulton for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by Fulton. If outstanding certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property laws, escheat laws and any other applicable law, become the property of Fulton (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Fulton, Somerset, the Exchange Agent or any other person shall be liable to any former holder of shares of Somerset Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g)  Withholding  Rights.  Fulton  shall be  entitled  to  deduct  and
               -------------------
     withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of Somerset Shares, the minimum amounts (if any) that Fulton is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of tax law. To the extent that amounts are so withheld by Fulton, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Somerset Shares in respect of which such deduction and withholding was made by Fulton.

          (h)  Expenses.  All costs and expenses  associated  with the foregoing
               --------
     surrender and exchange procedure shall be borne by Fulton.

Section 2.3 Treatment of Outstanding Somerset Options.

          (a) At the Effective Time, each option (collectively, "Somerset Options") to purchase shares of Somerset Common Stock that (i) is outstanding at the Effective Time, (ii) has been granted pursuant to Somerset's 1997 Restated Incentive Stock Option Plan, 2000 Incentive Stock Option Plan, as amended, 2000 Directors Stock Option Plan and 2003 Directors Stock Option Plan (collectively, the "Somerset Stock Option Plans"); and (iii) would otherwise survive the Effective Time, in the absence of the transactions contemplated by this Agreement, shall, at the option of the holder of a Somerset Option exercised on or before the Election Deadline, either (A) be entitled to cash in the amount of the number of shares of Somerset stock covered by such Somerset Option multiplied by excess, if any, of $21.00 over the exercise price per share of such Somerset Option or (B) be assumed by Fulton through the grant of an option to acquire shares of Fulton Common Stock on the terms set forth below (each Somerset Option, as assumed, a "Fulton Stock Option"). In the absence of an election by the holder of a Somerset Option and subject to the next sentence, Somerset Options held by such holder shall be converted to Fulton Stock Options; provided, however, that a minimum of twenty percent (20%) of the Somerset Shares covered by Somerset Options shall be converted into cash. In the event that holders of less than such percentage elect conversion into cash, Fulton and Somerset shall agree upon a proration procedure that achieves such a minimum percentage.

          (b) A Fulton Stock Option shall be a stock option to acquire shares of Fulton Common Stock with the following terms: (i) the number of shares of Fulton Common Stock which may be acquired pursuant to such Fulton Stock Option shall be equal to the product of the number of shares of Somerset Common Stock covered by the Somerset Option multiplied by the Conversion Ratio, provided that any fractional share of Fulton Common Stock resulting from such multiplication shall be rounded to the nearest whole share; (ii) the exercise price per share of Fulton Common Stock shall be equal to the exercise price per share of Somerset Common Stock of such Somerset Option, divided by the Conversion Ratio, provided that such exercise price shall be rounded to the nearest whole cent; (iii) the duration and other terms of such Fulton Stock Option shall be identical to the duration and other terms of such Somerset Option (except to the extent that vesting thereof is to be accelerated under the terms of the Somerset Stock Option Plans or the Somerset Options) except that all references to Somerset shall be deemed to be references to Fulton and its affiliates, where the context so requires and shall remain exercisable until the stated expiration date of the corresponding Somerset Option; (iv) Fulton shall assume such Somerset stock option, whether vested or not vested, as contemplated by Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (v) to the extent Somerset Options qualify as incentive stock options under Section 422 of the Code, the Fulton Stock Options exchanged therefor shall also so qualify. In connection with the foregoing, (i) the foregoing is intended to effect an assumption of a Somerset Option by Fulton under Section 424(a) of the Code and (ii) neither a Fulton Option nor the assumption of a Somerset Option shall give the holder of a Somerset Option additional benefits which he did not have under such Somerset Option within the meaning of Section 424(a)(1) of the Code. Subject to the Fulton Stock Options and the foregoing, the Somerset Stock Option Plans and all options or other rights to acquire Somerset Common Stock issued thereunder shall terminate at the Effective Time. Fulton shall not issue or pay for any fractional shares otherwise issuable upon exercise of a Fulton Stock Option.

          (c) Prior to the Effective Time, Fulton shall take appropriate action to reserve for issuance and, if not previously registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), register the number of shares of Fulton Common Stock necessary to satisfy Fulton's obligations with respect to the issuance of Fulton Common Stock pursuant to the exercise of Fulton Stock Options and under Section 2.3.

          (d) On or before the Election Deadline (to the extent required as determined by Fulton or Somerset under applicable law, the terms of the Somerset Stock Option Plans or otherwise), Fulton shall receive agreements from each holder of a Somerset Option that does not elect to exercise such Somerset Option immediately prior to the Effective Time and have the Somerset Common Stock acquired as a result of such exercise converted into cash or Fulton Common Stock pursuant to Section 2.1 of this Agreement, pursuant to which each such holder agrees to accept cash or a Fulton Stock Option in substitution for the Somerset Option, as of the Effective Time.

          (e)  Schedule 2.3 sets forth a listing of each  Somerset  Option as of
               ------------
     the date of this Agreement (copies of which have been provided to Fulton), including the optionee, date of grant, shares of Somerset Common Stock subject to such Option, the exercise price of such Option, expiration date, and classification as an incentive stock option or a nonqualified stock option.

     Section 2.4 Reservation of Shares. Fulton agrees that (i) prior to the Effective Time it will take appropriate action to reserve a sufficient number of authorized but unissued shares of Fulton Common Stock to be issued in accordance with this Agreement, and (ii) at the Effective Time, Fulton will issue shares of Fulton Common Stock to the extent set forth in, and in accordance with, this Agreement.

     Section 2.5 Taking Necessary Action. Fulton and Somerset shall take all such actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Fulton with full title to all properties, assets, rights, approvals, immunities and franchises of Somerset, the officers and directors of Somerset, at the expense of Fulton, shall use commercially reasonable efforts to take all such necessary action.

     Section 2.6 Press Releases, Etc. Fulton and Somerset agree that all press releases or other public communications relating to this Agreement or the transactions contemplated hereby will require mutual approval by Fulton and Somerset, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to obtain such approval.

     Section 2.7 Fulton Common Stock. Each share of Fulton Common Stock that is issued and outstanding immediately before the Effective Time shall, on and after the Effective Time, remain issued and outstanding as one (1) share of Fulton Common Stock, and each holder thereof shall retain his rights therein. The holders of the shares of Fulton Common Stock outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, continue to hold a majority of the outstanding shares of Fulton Common Stock.

     Section 2.8 Dissenters' Rights. Pursuant to Section 14A:11-1(1)(a)(i)(B) of the BCA, the shareholders of Somserset shall not be entitled to exercise dissenters' rights.

     Section 2.9 Certain Actions. Prior to the Effective Time, Fulton and Somerset shall take all such steps as may be required to cause any dispositions of shares of Somerset Common Stock (including derivative securities with respect to such shares) resulting from the transactions contemplated by Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), with respect to Somerset to be exempt under Rule 16b-3 promulgated under the 1934 Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

            ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SOMERSET

           Somerset represents and warrants to Fulton, as of the date of this Agreement, as follows:

     Section 3.1 Authority. The execution and delivery of this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of Somerset. At a meeting duly called and held, by a vote of at least a majority of the members of the Board of Directors, the Board of Directors (i) approved the Merger and this Agreement, and (ii) directed that this Agreement and Merger be submitted for approval by its shareholders with the recommendation of the Board of Directors that the shareholders of Somerset approve this Agreement, the Merger and the transactions contemplated thereby, and, except for the approval of this Agreement by its shareholders, Somerset has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by Somerset and, assuming due authorization, execution and delivery by Fulton, constitute valid and binding obligations of Somerset, enforceable in accordance with their respective terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditor's rights and the laws, regulations and rules affecting financial institutions. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Certificate of Incorporation or Bylaws of Somerset, (ii) the Certificate of Incorporation or Bylaws of Somerset Bank,
(iii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to Somerset or any Somerset Subsidiary, subject to the receipt of all required governmental approvals, or
(iv) any agreement, contract, memorandum of understanding, indenture or other instrument to which Somerset or any Somerset Subsidiary is a party or by which Somerset or any Somerset Subsidiary or any of their properties are bound.

     Section 3.2 Organization and Standing. Somerset is a corporation that is duly organized, validly existing and in good standing under the laws of the State of New Jersey. Somerset is a bank holding company under the BHC Act, and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Somerset Bank is a banking corporation that is duly organized, validly existing and in good standing under the laws of the State of New Jersey. Somerset Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and is not a member of the Federal Reserve System. Somerset Bank has full power and lawful authority to own and  hold its  properties  and to  carry  on its  business  as presently conducted. Each of the Somerset Subsidiaries currently conducting operations other than Somerset Bank is an entity or business trust that is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Each of the Somerset Subsidiaries currently conducting operations has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

     Section 3.3 Subsidiaries. Somerset Bank, SVB Bald Eagle Statutory Trust I and SVB Bald Eagle Statutory Trust II are wholly-owned subsidiaries of Somerset (except that Somerset owns 100% of the common securities of such trusts and third parties own the capital securities issued by such trusts). Somerset Valley Investment Company, Inc. is a wholly-owned subsidiary of Somerset Bank, and West End One Corp. is a wholly owned subsidiary of Somerset Valley Investment Company, Inc. Except for the Somerset Subsidiaries, Somerset owns no subsidiaries, directly or indirectly, other than as described on Schedule 3.3.
                                                                 -------------

     Section 3.4 Capitalization. The authorized capital of Somerset consists exclusively of 20,000,000 shares of Somerset Common Stock. As of the date of this Agreement 4,060,445 shares of Somerset Common Stock are outstanding, all of which are validly issued, fully paid and non-assessable. In addition, 421,826 shares of Somerset Common Stock are subject to issuance upon the exercise of Somerset Options and 1,008,775 shares of Somerset Common Stock will be reserved for issuance upon exercise of the Warrant. Except for the Somerset Options and the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of Somerset Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of Somerset Common Stock. The authorized capital of Somerset Bank consists exclusively of shares of common stock (the "Somerset Bank Common Stock") and preferred stock ("Somerset Bank Preferred Stock"). All of the outstanding shares of Somerset Bank Common Stock and Somerset Bank Preferred Stock are owned beneficially and of record by Somerset and are validly issued, outstanding and fully-paid and non-assessable. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of Somerset Bank Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of Somerset Bank Common Stock. All outstanding shares of the capital stock or membership interests, as applicable, of the other Somerset Subsidiaries are owned beneficially and of record by Somerset or Somerset Bank, as appropriate, except that, in the case of SVB Bald Eagle Statutory Trust I and SVB Bald Eagle Statutory Trust II, Somerset owns 100% of the common securities and the purchasers thereof own the capital securities issued by each said trust. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of such Somerset Subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of such Somerset Subsidiaries. The Common Stock of Somerset Bank and the common stock or membership interests of the other Somerset Subsidiaries are sometimes collectively referred to herein as the "Somerset Subsidiaries Common Equity".

     Section 3.5 Charter, Bylaws and Minute Books. The copies of the Certificate of Incorporation and Bylaws or Certificate of Organization and Operating Agreements (or, with respect to SVB Bald Eagle Statutory Trust I and SVB Bald Eagle Statutory Trust II, their trust declarations) of Somerset and the Somerset Subsidiaries that have been made available to Fulton for inspection are true, correct and complete. Except as previously disclosed to Fulton in writing, the minute books of Somerset and the Somerset Subsidiaries that have been made available to Fulton for inspection are true, correct and complete in all material respects and accurately record the actions taken by the Boards of Directors and shareholders or members of Somerset and the Somerset Subsidiaries at the meetings documented in such minutes, excluding information related to the transactions contemplated by this Agreement and to any other merger, consolidation, share exchange or sale, exchange or other disposition of all, or substantially all, of Somerset's property or assets.

     Section 3.6 Financial Statements.

          (a) Somerset has delivered to Fulton the following financial statements: Consolidated Balance Sheets of Somerset at December 31, 2003 and 2002 and Consolidated Statements of Income, Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows of Somerset for the years ended December 31, 2001, 2002 and 2003, audited by Grant Thornton LLP, and set forth in the 2003 Annual Report to Somerset's shareholders and unaudited Consolidated Balance Sheets of Somerset at September 30, 2004 and unaudited Consolidated Statements of Income for the nine-month periods ended September 30, 2003 and 2004, unaudited Consolidated Statements of Stockholders' Equity for the nine-month periods ended September 30, 2004 and 2003 and unaudited Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2004 and 2003, as filed with the SEC in a Quarterly Report on Form 10-Q (the aforementioned Balance Sheet as of September 30, 2003 being hereinafter referred to as the "Somerset Balance Sheet"). Each of the foregoing financial statements fairly present the consolidated financial position, and results of operations and cash flows of Somerset at their respective dates and for the respective periods then ended and has been prepared in accordance with United States generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and except for (i) the omission of the notes from the financial statements applicable to any interim period and (ii) with respect to any interim period, normal year-end adjustments.

          (b) Except (A) as reflected in Somerset's unaudited balance sheet at September 30, 2004 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since September 30, 2004 consistent with past practices or in connection with this Agreement or the transactions contemplated hereby, neither Somerset nor any of its subsidiaries has any material liabilities or obligations of any nature. Schedule 3.6 lists and Somerset has delivered
                                   ------------
     to Fulton copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by Somerset or its subsidiaries since Grant Thornton LLP expressed its opinion with respect to the financial statements of Somerset and its subsidiaries included in Somerset's SEC Documents (including the related notes).

          (c) Grant Thorton LLP is and has been (x) since September 24, 2003, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the "SOX Act")), (y) throughout the periods covered by such financial statements, "independent" with respect to Somerset within the meaning of Regulation S-X, and (z) since May 6, 2003, in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and the related Rules of the SEC and the Public Company Accounting Oversight Board. Schedule 3.6 lists all non-audit services performed by
                        ------------
     Grant Thornton LLP for Somerset and its subsidiaries since January 1, 2002.

          (d) Each of Somerset and the Somerset Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Somerset and to maintain accountability for Somerset's consolidated assets; (iii) access to Somerset's assets is permitted only in accordance with management's authorization; (iv) the reporting of Somerset's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

          (e) Somerset has, on a timely basis, filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2002.
     Schedule 3.6 lists, and except to the extent available in full without redaction on the SEC's website through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") has delivered to Fulton copies in the form filed with the SEC of (i) Somerset's Annual Reports on Form 10-K for each fiscal year of Somerset from and after January 1, 2002, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of Somerset referred to in clause (i) above,
     (iii) all proxy statements relating to Somerset's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the 1934 Act (File No. 4-460), (y) 18 U.S.C. ss.1350 (Section
     906 of the SOX Act) with respect to any report referred to in clause (i) or
     (iii) above, (y) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Fulton pursuant to this Section 3.6) filed by Somerset with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii),
     (iv) and (v) above are, collectively, the "Somerset SEC Reports" and, to the extent available in full without redaction on the SEC's website through EDGAR two days prior to the date of this Agreement, are, collectively, the "Filed Somerset SEC Reports"), and (vi) all comment letters received by Somerset from the Staff of the SEC since January 1, 2002 and all responses to such comment letters by or on behalf of Somerset. The Somerset SEC Reports (x) were or will be prepared in accordance with the requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of Somerset is or has been required to file any form, report, registration statement or other document with the SEC.

          (f) Somerset maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that all material information concerning Somerset and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Somerset's filings with the SEC and other public disclosure documents. Schedule 3.6 lists, and Somerset has
                                           ------------
     delivered to Fulton copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To Somerset's knowledge, each director and executive officer of Somerset has filed with the SEC on a timely basis all statements required by Section 16(a) of the 1934 Act and the rules and regulations thereunder since January 1, 2002. As used in this Section 3.6, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. To the extent required, Somerset and Somerset Bank have in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15(d)-15(e) of the 1934 Act to allow Somerset's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Somerset required under the 1934 Act. Since September 30, 2004, there has not been any material change in the internal controls utilized by the Somerset to assure that its consolidated financial statements conform with GAAP. Without limiting the generality of the foregoing, Somerset's disclosures and controls are designed and maintained to ensure that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization,
     (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) all information (both financial and non-financial) required to be disclosed by Somerset in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and
     (vi) all such information is accumulated and communicated to Somerset's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Somerset required under the 1934 Act with respect to such reports. None of Somerset's or any Somerset Subsidiary's records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Somerset or the Somerset Subsidiaries or their independent accountants.

          (g) The Chief Executive Officer and the Chief Financial Officer of Somerset has signed, and Somerset has furnished to the SEC, all certifications required by Sections 302 and 906 of the SOX Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Somerset nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

          (h) Somerset heretofore has provided to Fulton complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of the SOX Act and hereby reaffirms, represents and warrants to Fulton the matters and statements made in such certificates.

     Section 3.7 Absence of  Undisclosed  Liabilities.  Except as  disclosed  in
Schedule  3.7, or as  reflected,  noted or  adequately  reserved  against in the
-------------
Somerset Balance Sheet, at September 30, 2004, Somerset had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the Somerset Balance Sheet under generally accepted accounting principles. Except as disclosed in
Schedule 3.7, Somerset and the Somerset  Subsidiaries  have not incurred,  since
------------
September 30, 2004, any such liability, other than liabilities of the same nature as those set forth in the Somerset Balance Sheet, all of which have been incurred in the Ordinary Course of Business. For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with Somerset's and the Somerset Subsidiaries' customary business practices.

     Section 3.8 Absence of Changes. Since September 30, 2004, Somerset and the Somerset Subsidiaries have each conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, neither Somerset
                                                ------------
nor the Somerset Subsidiaries have undergone any changes in its condition (financial or otherwise), assets, liabilities, business, operations, or future prospects other than changes in the Ordinary Course of Business, which have not been, in the aggregate, materially adverse as to Somerset and the Somerset Subsidiaries on a consolidated basis.

     Section 3.9 Dividends, Distributions and Stock Purchases. Since September 30, 2004, Somerset has not declared, set aside, made or paid any dividend or other distribution in respect of the Somerset Common Stock, or purchased, issued or sold any shares of Somerset Common Stock or the Somerset Subsidiaries Common Equity other than a stock dividend of 5% paid on October 28, 2004.

     Section 3.10 Taxes. Somerset and Somerset Bank have filed all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by them or either of them as of September 30, 2004. Except as disclosed in Schedule 3.10: (i) Somerset and Somerset Bank have paid
                       --------------
all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) neither Somerset nor the Somerset Subsidiaries have received any notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the "IRS") has not
commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of Somerset or Somerset Bank for any year through and including the year ended December 31, 2003. Except as disclosed in
Schedule 3.10,  neither Somerset nor the Somerset  Subsidiaries have granted any
-------------
waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule 3.10, the accruals and reserves
                                      --------------
reflected in the Somerset Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of Somerset's consolidated operations for all periods prior to the date of such Balance Sheet.

     Section  3.11 Title to and  Condition  of Assets.  Except as  disclosed  in
Schedule 3.11,  Somerset and the Somerset  Subsidiaries have good and marketable
-------------
title to all material consolidated real and personal properties and assets reflected in the Somerset Balance Sheet or acquired subsequent to September 30, 2004, (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the Somerset Balance Sheet or in Schedule 3.11; (ii) represent liens of current
                              --------------
taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto. The material structures and other improvements to real estate, furniture, fixtures and equipment reflected in the Somerset Balance Sheet or acquired subsequent to September 30, 2004: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present use, of such structures, improvements, furniture, fixtures and equipment. Somerset and the Somerset Subsidiaries own or have the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.

     Section 3.12 Contracts.

          (a) Each written or oral contract entered into by Somerset or the Somerset Subsidiaries (other than loan agreements, promissory notes, deeds of trust and other contracts with customers reasonably entered into by Somerset or the Somerset Subsidiaries in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $50,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either Somerset or the Somerset Subsidiaries are a party or by which Somerset or the Somerset Subsidiaries or any of their properties may be bound (collectively referred to herein as "Material Contracts") is identified in Schedule 3.12. Except as disclosed in Schedule
                                  --------------                        --------
     3.12,  all  Material  Contracts  are  enforceable  against  Somerset or the
     ----
     Somerset Subsidiaries, as the case may be, and Somerset or the Somerset Subsidiaries have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect and Somerset has no Knowledge (as defined in Section 3.13) of any default by a third party under a Material Contract. Schedule 3.12 identifies all Material Contracts
                                 -------------
which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

     (b) Except for the Warrant Agreement and as set forth in Schedule 3.12, as of the date of this Agreement, neither Somerset nor the Somerset Subsidiaries is a party to, or bound by, any oral or written:

          (i) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

          (ii) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $20,000 per annum, in the case of any such agreement;

          (iii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

          (iv) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $25,000;

          (v) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (vi) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

          (vii) agreement, contract or understanding, other than this Agreement, and the Warrant Agreement, regarding the capital stock of Somerset and/or Somerset Bank or committing to dispose of some or all of the capital stock or substantially all of the assets of Somerset and/or Somerset Bank;

          (viii) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization;

          (ix) deferred compensation plan or arrangement; or

          (x) joint venture agreements.

     Section 3.13 Litigation and Governmental Directives. Except as disclosed in
Schedule 3.13, (i) there is no litigation,  investigation or proceeding pending,
-------------
or to the Knowledge (as that term is defined below) of Somerset or the Somerset Subsidiaries, threatened, that involves Somerset or the Somerset Subsidiaries or any of their properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations or future prospects of Somerset or the Somerset Subsidiaries taken as a whole; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental agency or authority or arbitration tribunal issued against or with the consent of Somerset or the Somerset Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of Somerset or the Somerset Subsidiaries taken as a whole or that in any material manner restrict the right of Somerset or the Somerset Subsidiaries to carry on their businesses as presently conducted taken as a whole; and (iii) neither Somerset nor the Somerset Subsidiaries have Knowledge of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either Somerset or the Somerset Subsidiaries, would materially and adversely affect the consolidated condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Somerset or the Somerset Subsidiaries or would restrict in any material manner the right of Somerset or the Somerset Subsidiaries to carry on their businesses as presently conducted taken as a whole. All litigation (except for bankruptcy proceedings in which Somerset or the Somerset Subsidiaries have filed proofs of claim) in which Somerset or the Somerset Subsidiaries are involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business) in which the amount sought to be recovered is greater than $50,000 is identified in Schedule 3.13. In this Agreement, the terms "Knowledge of Somerset
              -------------
or Somerset Bank" and "Knowledge of Somerset and the Somerset Subsidiaries" shall mean the actual knowledge of the Contract Employees (as defined in Section 3.17).

     Section 3.14 Compliance with Laws; Governmental Authorizations. Except as disclosed in Schedule 3.14 or where noncompliance would not have a material and
             -------------
adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Somerset or the Somerset Subsidiaries taken as a whole: (i) Somerset and the Somerset Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Somerset or the Somerset Subsidiaries or to any of their properties; and (ii) all material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Somerset or the Somerset Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the Knowledge of Somerset threatened, which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

     Section 3.15 Insurance. All policies of insurance relating to Somerset's and Somerset Subsidiaries' operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of Somerset or the Somerset Subsidiaries are listed in Schedule 3.15. All
                                                              --------------
such policies of insurance are in full force and effect, and no notices of cancellation have been received in connection therewith.

     Section 3.16 Financial Institutions Bonds. Since January 1, 2000, Somerset Bank has continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring Somerset Bank against acts
                              -------------
of dishonesty by each of its employees. No claim has been made under any such bond and Somerset Bank has no Knowledge of any fact or condition presently existing which might form the basis of a claim under any such bond. Somerset Bank has received no notice that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

     Section 3.17 Labor Relations and Employment Agreements. Neither Somerset nor any of the Somerset Subsidiaries is a party to or bound by any collective bargaining agreement. To their Knowledge, Somerset and the Somerset Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the Knowledge of Somerset or Somerset Bank threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prospects of Somerset or the Somerset Subsidiaries. Except as disclosed in Schedule 3.17, neither
                                                        --------------
Somerset nor any of the Somerset Subsidiaries has any employment contract, change of control agreement or policy, severance agreement, deferred compensation agreement, consulting agreement or similar obligation (including the amendments referred to, an "Employment Obligation") with any director, officer, employee, agent or consultant; provided however, that, (i) as of the date of this Agreement (and effective as of the Effective Time), each of Robert
P. Corcoran and Arthur E. Brattlof has executed employment agreements (the "Employment Agreements") with Fulton and Somerset Bank so as to, among other things, (A) consent to certain changes in their respective duties, powers and functions following the Merger, such agreements to be substantially in the form of Exhibit D attached hereto and (B) provide for the payment of the "change of
   ---------
control" payments due under the existing employment agreements of Messrs. Corcoran and Brattlof with Somerset and (ii) at the Closing, Keith B. McCarthy shall be paid the "change in control" payments provided for under his existing employment agreement and his existing deferred compensation agreement with Somerset as a result of the Merger. For the purposes of this Agreement, Messrs. Corcoran, McCarthy and Brattlof, shall be referred to herein as the "Contract Employees". Except with respect to Mr. McCarthy and as disclosed in Schedule
                                                                        --------
3.17,  as of the  Effective  Time (as  defined in Section 9.2  herein),  neither
----
Somerset nor the Somerset Subsidiaries will have any liability for employee termination rights arising out of any Employment Obligation and neither the execution of this Agreement nor the consummation of the Merger shall, by itself, entitle any employee of Somerset or the Somerset Subsidiaries to any "change of control" payments or benefits. Except as set forth on Schedule 3.17, no payment
                                                       -------------
that is owed or may become due to any director, officer, employee, or agent of Somerset or any Somerset Subsidiary as a result of the consummation of the Merger will be non-deductible to Somerset or any Somerset Subsidiary or subject to tax under IRC ss. 280G or ss. 4999; nor, except as set forth on Schedule
                                                                        --------
3.17,  will  Somerset or any  Somerset  Subsidiary  be required to "gross
----
up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person as a result of the consummation of the Merger.

     Section 3.18 Employee Benefit Plans. All employee benefit plans, contracts or arrangements to which Somerset or the Somerset Subsidiaries are a party or by which Somerset or the Somerset Subsidiaries are bound, including without limitation all pension, retirement, deferred compensation, savings, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements (collectively the "Somerset Benefit Plans"), but not including the Employment Obligations described in Section 3.17, are identified in Schedule 3.18. Each of
                                                          --------------
the Somerset Benefit Plans which is an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"; each such Plan being herein called a "Somerset Pension Plan") is exempt from tax under Sections 401 and 501 of the Code and has been maintained and operated in material compliance with all applicable provisions of the Code and ERISA. No "prohibited transaction" (as such term is defined in Section 4975 of the Code or in ERISA) and not otherwise exempt under ERISA or the Code has occurred in respect of the Somerset Pension Plans. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the Somerset Pension Plans or any other Somerset Benefit Plan which is an employee welfare benefit plan as defined in ERISA, and no claim is pending or, to the Knowledge of Somerset, threatened with respect to any Somerset Benefit Plan other than claims for benefits made in the Ordinary Course of Business.
Neither Somerset nor the Somerset Subsidiaries have incurred any material penalty imposed by the Code or by ERISA with respect to the Somerset Pension Plans or any other Somerset Benefit Plan. Within the past five years, there has not been any audit of any Somerset Benefit Plan by the U.S. Department of Labor or the IRS.

     Section 3.19 Related Party Transactions.

          (a) Except as disclosed in Schedule 3.19,  neither Somerset nor any of
                                     -------------
     the Somerset Subsidiaries has any contract, extension of credit, or business arrangement of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 2000) of Somerset or any of the Somerset Subsidiaries; (ii) any shareholder owning five percent (5%) or more of the outstanding Somerset Common Stock; and (iii) any "associate" (as defined in Rule 405 under the 1933 Act) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in Schedule 3.19, except as otherwise specifically
                             --------------
     described therein, has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

          (b) Somerset has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of

     Somerset.  Schedule  3.19  identifies  any  loan  or  extension  of  credit
                --------------
     maintained by Somerset to which the second sentence of Section 13(k)(l) of the 1934 Act applies.

     Section  3.20 No Finder.  Except as  disclosed  in Schedule  3.20,  neither
                                                        --------------
Somerset nor any of the Somerset Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, financial advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

     Section 3.21 Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Somerset, the Somerset Subsidiaries, the Somerset Common Stock, the Somerset Subsidiaries' Common Equity, and the involvement of Somerset and the Somerset Subsidiaries in the transactions contemplated hereby) nor any Exhibits or Schedules to this Agreement nor the Financial Statements delivered by Somerset to Fulton pursuant to Section 3.6 contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

     Section 3.22 Environmental Matters. Except as disclosed in Schedule 3.22, neither Somerset nor any of the Somerset Subsidiaries has any material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Somerset or any of the Somerset Subsidiaries and which is required to be reflected, noted or adequately reserved against in Somerset's consolidated financial statements under United States generally accepted accounting principles. In particular, without limiting the generality of the foregoing sentence, but subject to the materiality standard therein, except as disclosed in Schedule 3.22, neither Somerset nor any of the Somerset Subsidiaries have used or incorporated: (i) any materials containing asbestos in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Somerset or any of the Somerset Subsidiaries; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Somerset or any of the Somerset Subsidiaries; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Somerset or any of the Somerset Subsidiaries.

     Section 3.23 Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 6.1(b) herein) is mailed to the shareholders of Somerset and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to Somerset, the Sfomerset Subsidiaries, Somerset Common Stock, the Somerset Subsidiaries Common Equity and all actions taken and statements made by Somerset and the Somerset Subsidiaries in connection with the transactions contemplated herein (except for information provided by Fulton to Somerset or the Somerset Subsidiaries) will: (i) comply in all material respects with applicable provisions of the 1933 Act, and the 1934 Act and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 3.24 SEC Filings. No registration statement, offering circular, proxy statement, schedule or report filed and not withdrawn by Somerset or Somerset Bank with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 3.25 Reports. Somerset and Somerset Bank have filed all material reports, registrations and statements that are required to be filed with the Federal Reserve Board (the"FRB"), the Federal Deposit Insurance Company ("FDIC"), the Department of Banking and Insurance of the State of New Jersey (the "Department") and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on Somerset and the Somerset Subsidiaries on a consolidated basis. Somerset has furnished Fulton with, or made available to Fulton, copies of all such filings made in the last three fiscal years and in the period from January 1, 2004 through the date of this Agreement. Somerset is required to file reports with the SEC pursuant to Section 12 of the 1934 Act, and, Somerset has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder; provided, however, that the failure to make any such filing shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on Somerset and the Somerset Subsidiaries on a consolidated basis. The Somerset Common Stock is traded on NASDAQ under the symbol "SVBF".

     Section 3.26 Loan Portfolio of Somerset Bank.

          (a) Attached  hereto as Schedule 3.26 is a list of (i) all outstanding
                                  -------------
     commercial loans, commercial loan commitments and commercial letters of credit, of Somerset Bank in excess of $1,500,000, (ii) all loans of Somerset Bank classified by Somerset Bank or any regulatory authority as "Monitor," "Substandard," "Doubtful" or "Loss," (iii) all commercial and mortgage loans of Somerset Bank classified as "non-accrual," and (iv) all commercial loans of Somerset Bank classified as "in substance foreclosed."

          (b) Somerset Bank has adequately reserved for or charged off loans in accordance with applicable regulatory requirements, United States generally accepted accounting principles and current written policies of Somerset Bank.

          (c)  Except  as set forth on  Schedule  3.26,  Somerset  Bank does not
                                        --------------
     engage in so-called "subprime Section 32 lending." For the purposes of this representation, "subprime lending" shall be deemed to refer to programs that target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments or bankruptcies, or that target borrowers with questionable repayment capacity evidenced by low credit scores or high debt-burden ratios.

     Section 3.27  Investment  Portfolio.  Attached hereto as Schedule 3.27 is a
                                                              -------------
list of all securities held by Somerset and the Somerset Subsidiaries for investment, showing the holder, principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by them as of September 30, 2004. These securities are free and clear of all liens, pledges and encumbrances, except as shown on Schedule 3.27. Except as set forth
                                              -------------
on  Schedule  3.27,  the  investment  portfolio  of  Somerset  or  the  Somerset
    --------------
Subsidiaries does not include any financial derivatives.

     Section 3.28 Regulatory Examinations.

          (a) Except for normal examinations conducted by a regulatory agency in the Ordinary Course of Business, no regulatory agency has initiated any proceeding or investigation into the business or operations of Somerset or any of the Somerset Subsidiaries within the past ten (10) years. Except as otherwise disclosed in Schedule 3.28, neither Somerset nor any of the Somerset Subsidiaries have received any objection from any regulatory agency to Somerset's or any of the Somerset Subsidiaries' response to any violation, criticism or exception with respect to any report or statement relating to any examinations of Somerset and any of the Somerset Subsidiaries which would have a materially adverse effect on Somerset and any of the Somerset Subsidiaries on a consolidated basis.

          (b) Neither Somerset nor any of the Somerset Subsidiaries are required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on Somerset and any of the Somerset Subsidiaries on a consolidated basis.

     Section 3.29 Regulatory Agreements and Matters.

          (a) Except as set forth on Schedule 3.29, on the date hereof,  neither
                                     -------------
     Somerset nor Somerset Bank is a party to any assistance agreement, directive, commitment letter, supervisory agreement or letter, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order, decree or similar directive with or by the FDIC, the FRB, the Department or any other financial services regulatory agency having jurisdiction over Somerset or Somerset Bank that relates to the conduct of the business of Somerset or Somerset Bank, nor has Somerset or Somerset Bank been advised by any such regulatory agency or other governmental entity that it is considering issuing or requesting any such agreement, order or decree.

          (b) Schedule  3.29 lists,  and Somerset has delivered to Fulton copies
              --------------
     of, all reports made by any attorney to Somerset's chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 CFR Part 205, and all responses thereto.

          (c) Somerset is, or will timely be in all material respects, in compliance with all current and proposed listing and corporate governance requirements of NASDAQ, and is in compliance in all material respects, and will continue to remain in compliance following the Effective Time, with all rules, regulations, and requirements of the SOX Act and the SEC.

          (d) Each of Somerset, its directors and its senior financial officers has had the opportunity to consult with Somerset's independent auditors and with Somerset's outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects, with all of the requirements of the SOX Act. The Company is in compliance with the provisions of the SOX Act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of Somerset's independent auditors and outside counsel, respectively, to ensure Somerset's future compliance (not later than the relevant statutory and regulatory deadlines therefore) and all provisions of the SOX Act which shall become applicable to Somerset after the date hereof.

     Section 3.30 Beneficial Ownership of Fulton Common Stock. Somerset and the Somerset Subsidiaries do not, and prior to the Effective Time, Somerset and the Somerset Subsidiaries will not, own beneficially (within the meaning of SEC Rule 13d 3(d)(1)) more than five percent (5%) of the outstanding shares of Fulton Common Stock.

     Section 3.31 Fairness Opinion. Somerset's Board of Directors has received a written opinion from Danielson Associates, Inc. to be updated in writing prior to the publication of the Proxy Statement/Prospectus (a copy of such updated written opinion being provided simultaneously to Fulton at the time of receipt), to the effect that the Conversion Ratio and the Cash Consideration, at the time of execution of this Agreement and the mailing of the Proxy Statement/Prospectus, is fair to Somerset's shareholders from a financial point of view.

             ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF FULTON

     Fulton represents and warrants to Somerset, as of the date of this Agreement and as of the date of the Closing, as follows:

     Section 4.1 Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized by the Board of

Directors of Fulton, and no other corporate action on the part of Fulton is necessary to authorize this Agreement or the consummation by Fulton of the transactions contemplated herein. This Agreement has been duly executed and delivered by Fulton and, assuming due authorization, execution and delivery by Somerset, constitutes a valid and binding obligation of Fulton. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or Bylaws of Fulton or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which Fulton is a party or by which Fulton or any of its properties are bound.

     Section 4.2 Organization and Standing. Fulton is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Fulton is a registered financial holding company under the BHC Act and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

     Section 4.3 Capitalization. The authorized capital of Fulton consists exclusively of 400,000,000 shares of Fulton Common Stock and 10,000,000 shares of preferred stock without par value (the "Fulton Preferred Stock"). As of December 31, 2004, there were 134,241,577 shares of Fulton Common Stock validly issued, fully paid and non-assessable and 8,521,456 shares are held as treasury shares. No shares of Fulton Preferred Stock have been issued as of the date of this Agreement, and Fulton has no present intention to issue any shares of Fulton Preferred Stock. As of the date of this Agreement, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of Fulton Common Stock or shares of Fulton Preferred Stock and there are no outstanding securities or other instruments of any kind convertible into shares of Fulton Common Stock or into shares of Fulton Preferred Stock, except as follows: (i) 5,225,274 shares of Fulton Common Stock were issuable upon the exercise of outstanding stock options granted under the Fulton Incentive Stock Option Plan and the Fulton Employee Stock Purchase Plan and (ii) there were outstanding 139,466,851 Rights representing the right under certain circumstances to purchase shares of Fulton Common Stock pursuant to the terms of a Fulton Rights Agreement and (iii) 12,651,481 shares of Fulton Common Stock reserved from time to time for issuance pursuant to Fulton's Employee Stock Purchase and Dividend Reinvestment Plans. All shares of Fulton Common Stock that are issued in the Merger shall include purchase Rights under the Fulton Rights Agreement unless, prior to the Effective Date, all Rights issued under said Agreement shall have been redeemed by Fulton without a Distribution Date having occurred under such Agreement.

     Section 4.4 Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation, as amended, and of the Bylaws, as amended, of Fulton that have been delivered to Somerset are true, correct and complete.

     Section 4.5 Subsidiaries.  Schedule 4.5 contains a list of all subsidiaries
                                ------------
("Fulton Subsidiaries") which Fulton owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) Fulton owns, directly or indirectly,
                        ------------
all of the outstanding shares of capital stock of each Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than Fulton or any Subsidiary) to acquire shares of capital stock of any Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than Fulton or any Subsidiary) that are convertible into shares of capital stock of any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.

     Section 4.6 Financial Statements.

          (a) Fulton has delivered to Somerset the following financial statements: Consolidated Balance Sheets at December 31, 2003 and 2002 and Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001, (audited by Arthur Andersen LLP for the year 2002 and KPMG LLP for the years 2002 and 2003) and set forth in the Annual Report to the shareholders of Fulton for the year ended December 31, 2003, and unaudited Consolidated Balance Sheets as of September 30, 2004, unaudited Consolidated Statements of Income for the nine-month periods ended September 30, 2004 and 2003, and unaudited Consolidated Statements of Cash Flows for the nine-months ended September 30, 2004 and 2003 as filed with the SEC in a Quarterly Report on Form 10-Q (the Consolidated Balance Sheet as of September 30, 2004 being hereinafter referred to as the "Fulton Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of Fulton at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto.

          (b) Except (A) as reflected in Fulton's unaudited balance sheet at September 30, 2004 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since September 30, 2004 consistent with past practices or in connection with this Agreement or the transactions contemplated hereby, neither Fulton nor any of its subsidiaries has any material liabilities or obligations of any nature. Schedule 4.6 lists and Fulton has delivered to
                                  ------------
     Somerset copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by Fulton or its subsidiaries since KPMG LLP expressed its opinion with respect to the financial statements of Fulton and its subsidiaries included in Fulton's SEC Documents (including the related notes).


          (c) KPMG LLP is and has been (x) since September 24, 2003, a registered public accounting firm (as defined in Section 2(a)(12) of the SOX Act), (y) throughout the periods covered by such financial statements, "independent" with respect to Fulton within the meaning of Regulation S-X, and (z) since May 6, 2003, in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and the related Rules of the SEC and the Public Company Accounting Oversight Board. Schedule 4.6 lists all non-audit services performed by KPMG LLP for Fulton and its subsidiaries since January 1, 2002.

          (d) Each of Fulton and its subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Fulton and to maintain accountability for Fulton's consolidated assets; (iii) access to Fulton's assets is permitted only in accordance with management's authorization;
     (iv) the reporting of Fulton's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

          (e) Fulton has, on a timely basis, filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2002.
     Schedule 4.6 lists, and except to the extent available in full without redaction on the SEC's website through EDGAR ("EDGAR") has delivered to Somerset copies in the form filed with the SEC of (i) Fulton's Annual Reports on Form 10-K for each fiscal year of Fulton's beginning since January 1, 2002, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of Fulton referred to in clause (i) above, (iii) all proxy statements relating to Fulton's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the 1934 Act (File No. 4-460), (y) 18 U.S.C. ss.1350 (Section 906 of the SOX Act) with respect to any report referred to in clause (i) or (iii) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Somerset pursuant to this Section 4.6) filed by Fulton with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above are, collectively, the "Fulton SEC Reports" and, to the extent available in full without redaction on the SEC's website through EDGAR two days prior to the date of this Agreement, are, collectively, the `Filed Fulton SEC Reports"), and (vi) all comment letters received by Fulton from the Staff of the SEC since January 1, 2002 and all responses to such comment letters by or on behalf of Fulton. The Fulton SEC Reports (x) were or will be prepared in accordance with the requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of Fulton is or has been required to file any form, report, registration statement or other document with the SEC.

          (f) Fulton maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that all material information concerning Fulton and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Fulton's filings with the SEC and other public disclosure documents. Schedule 4.6 lists, and Fulton has delivered to Somerset copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To Fulton's knowledge, each director and executive officer of Fulton has filed with the SEC on a timely basis all statements required by Section 16(a) of the 1934 Act and the rules and regulations thereunder since January 1, 2002. As used in this Section 4.6, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. To the extent required, Fulton has in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15(d)-15(e) of the 1934 Act to allow Fulton's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Fulton required under the 1934 Act. Since September 30, 2004, there has not been any material change in the internal controls utilized by the Fulton to assure that its consolidated financial statements conform with GAAP. Without limiting the generality of the foregoing, Fulton's disclosures and controls are designed and maintained to ensure that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization,
     (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) all information (both financial and non-financial) required to be disclosed by Fulton in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and (vi) all such information is accumulated and communicated to Fulton's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Fulton required under the 1934 Act with respect to such reports. None of Fulton's or any Fulton's Subsidiary's records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Fulton or the Fulton Subsidiaries or their independent accountants.

          (g) The Chief Executive Officer and the Chief Financial Officer of Fulton has signed, and Fulton has furnished to the SEC, all certifications required by Sections 302 and 906 of the SOX Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Fulton nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

          (h) Fulton heretofore has provided to Somerset complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of the SOX Act and hereby reaffirms, represents and warrants to Somerset the matters and statements made in such certificates.

     Section 4.7 Absence of  Undisclosed  Liabilities.  Except as  disclosed  in
Schedule 4.7 or as reflected, noted or adequately reserved against in the Fulton
------------
Balance Sheet, at September 30, 2004 Fulton had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the Fulton Balance Sheet under generally accepted accounting principles. Except as described in Schedule 4.7, since September 30,
                                               ------------
2004, Fulton has not incurred any such liability other than liabilities of the same nature as those set forth in the Fulton Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

     Section 4.8 Absence of Changes;  Dividends,  Etc. Since  September 30, 2004
(a) there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Fulton and the Fulton Subsidiaries on a consolidated basis and (b) except as disclosed in Schedule 4.8, Fulton has not declared, set aside, made or
                       ------------
paid any dividend or other distribution in respect of the Fulton Common Stock, or purchased, issued or sold any shares of Fulton Common Stock or the Fulton Subsidiaries Common Stock.

     Section 4.9 Litigation and Governmental Directives.  Except as disclosed in
Schedule 4.9: (i) there is no litigation,  investigation or proceeding  pending,
------------
or to the knowledge of Fulton threatened, that involves Fulton or any Fulton Subsidiary or its properties and that, if determined adversely to Fulton or the Fulton Subsidiary, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Fulton; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental agency or authority or of any arbitration tribunal against Fulton which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Fulton or restrict in any manner the right of Fulton to carry on its business as presently conducted; and (iii) Fulton has no knowledge of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Fulton, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Fulton or restrict in any material manner the right of Fulton to carry on its business as presently conducted.

     Section 4.10 Compliance with Laws; Governmental Authorizations. Except as disclosed in Schedule 4.10 or where noncompliance would not have a material and
             -------------
adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Fulton: (i) Fulton and each of its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of Fulton and each of its Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

     Section 4.11 Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Fulton, Fulton Common Stock, and the involvement of Fulton in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, its Schedules to this Agreement), certificate or other statement or document delivered by Fulton to Somerset in connection herewith contains any statement which, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Fulton to Somerset in connection with the Registration Statement (as defined in Section 6.1(b)), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

     Section 4.12 Labor Relations. Neither Fulton nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement. To its knowledge, Fulton and each of its Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of Fulton or any Subsidiary threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prospects of Fulton.

     Section 4.13 Employee Benefits Plans. Fulton's contributory profit-sharing plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the "Fulton Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC"). No "prohibited transaction" or "reportable event" (as such terms are defined in the Code or ERISA) has occurred with respect to the Fulton Pension Plans or any other employee benefit plan to which Fulton or any of its subsidiaries are a party or by which Fulton or any of its subsidiaries are bound (each hereinafter called a "Fulton Benefit Plan"). There have been no breaches of fiduciary duty by any fiduciary under or with respect to the Fulton Pension Plans or any other Fulton Benefit Plan, and no claim is pending or threatened with respect to any Fulton Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither Fulton or any of its subsidiaries have incurred any liability for any tax imposed by
Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the Fulton Pension Plans or any other Fulton Benefit Plan. There has not been any audit of any Fulton Benefit Plan by the U.S. Department of Labor, the IRS or the PBGC since 1990.

     Section 4.14 Environmental  Matters.  Except as disclosed in Schedule 4.14,
                                                                  -------------
Fulton has no material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation real estate acquired by means of foreclosure or other exercise of any creditor's right) or leased by Fulton and which is required to be reflected, noted or adequately reserved against in Fulton's consolidated financial statements under generally accepted accounting principles. In particular, without limiting the generality of the foregoing sentence, but subject to the materiality standard therein, except as disclosed in Schedule 4.14, neither Fulton nor any of the
                                 --------------
Fulton Subsidiaries have used or incorporated: (i) any materials containing asbestos in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Fulton or any of the Fulton Subsidiaries; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Fulton or any of the Fulton Subsidiaries; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Fulton or any of the Fulton Subsidiaries.

     Section 4.15 SEC Filings. No registration statement, offering circular, proxy statement, schedule or report filed and not withdrawn by Fulton with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.16 Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 6.1(b)) is mailed to the shareholders of Somerset and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to Fulton, Fulton Common Stock, and actions taken and statements made by Fulton in connection with the transactions contemplated herein (other than information provided by Somerset or Somerset Bank to Fulton), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 4.17 Regulatory Approvals. Fulton is not aware of any reason why any of the required regulatory approvals to be obtained in connection with the Merger should not be granted by such regulatory authorities or why such regulatory approvals should be conditioned on any requirement which would be a significant impediment to Fulton's ability to carry on its business.

     Section 4.18 No Finder. Fulton has not paid or become obligated to pay any fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of, or in connection with the transactions contemplated in this Agreement.

     Section 4.19 Taxes. Fulton has filed, or has received extension for filing, all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by it as of December 31, 2004. Except as disclosed in Schedule 4.19, (i) Fulton has paid all taxes, penalties
                       -------------
and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, and (ii) Fulton has not received any notice of deficiency or assessment of additional taxes. Except as disclosed in Schedule 4.19, the accruals and reserves reflected in the Fulton Balance
   --------------
Sheet are adequate to cover all material taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of Fulton's consolidated operations for all periods prior to the date of such Balance Sheet.

     Section 4.20 Title to and Condition of Assets. Fulton has good and marketable title to all material consolidated real and personal properties and assets reflected in the Fulton Balance Sheet or acquired subsequent to September 30, 2004 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the Fulton Balance Sheet; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto.

     Section 4.21 Contracts. All Fulton Material Contracts are enforceable against Fulton, and Fulton has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect. "Fulton Material Contracts" shall be defined as each written or oral contract entered into by Fulton or any Fulton Subsidiary (other than contracts with customers reasonably entered into by Fulton in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either Fulton or Fulton Subsidiaries are a party or by which Fulton or any of the Fulton Subsidiaries or any of their properties may be bound.

     Section 4.22 Insurance. All policies of insurance covering operations of Fulton which are, in the aggregate, material (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of Fulton are in full force and effect, and no notices of cancellation have been received in connection therewith.

     Section 4.23 Reports. Fulton and the Fulton Subsidiaries have filed all material reports, registrations and statements that are required to be filed with the FRB, the FDIC, the Pennsylvania Department of Banking, and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 4.23 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on Fulton and the Fulton Subsidiaries on a consolidated basis. Fulton has furnished Somerset with, or made available to Somerset, copies of all such filings made in the last three fiscal years and in the period from January 1, 2004 to the date of this Agreement. Fulton is required to file reports with the SEC pursuant to Section 12 of the 1934 Act, and Fulton has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder; provided, however, that the failure to make any such filing shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on Fulton and the Fulton subsidiaries. The Fulton Common Stock is traded on NASDAQ under the symbol "FULT."

     Section 4.24 Regulatory Agreements and Matters.

          (a) Except as set forth on Schedule 4.24, on the date hereof,  neither
                                     -------------
     Fulton nor any Fulton Subsidiary is a party to any assistance agreement, directive, commitment letter, supervisory agreement or letter, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order, decree or similar directive with or by the FDIC, the FRB, the Department or any other financial services regulatory agency having jurisdiction over Fulton or any Fulton Subsidiary that relates to the conduct of the business of Fulton or any Fulton Subsidiary Bank, nor has Fulton or any Fulton Subsidiary been advised by any such regulatory agency or other governmental entity that it is considering issuing or requesting any such agreement, order or decree.

          (b) Schedule 4.24 lists, and Fulton has delivered to Somerset copies of, all reports made by any attorney to Fulton's chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 CFR Part 205, and all responses thereto.

          (c) Fulton is, or will timely be in all material respects, in compliance with all current and proposed listing and corporate governance requirements of NASDAQ, and is in compliance in all material respects, and will continue to remain in compliance following the Effective Time, with all rules, regulations, and requirements of the SOX Act and the SEC.

          (d) Each of Fulton, its directors and its senior financial officers has had the opportunity to consult with Fulton's independent auditors and with Fulton's outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects with all of the requirements of the SOX Act. Fulton is in compliance with the provisions of, the SOX Act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of Fulton's independent auditors and outside counsel, respectively, to ensure Fulton's future compliance (not later than the relevant statutory and regulatory deadlines therefore) and all provisions of the SOX Act which shall become applicable to Fulton after the date hereof.

                        ARTICLE V - COVENANTS OF SOMERSET

     From the date of this Agreement until the Effective Time, Somerset covenants and agrees to do, and shall cause the Somerset Subsidiaries to do, the following:

     Section 5.1 Conduct of Business. Except as otherwise consented to by Fulton in writing (such consent not to be unreasonably withheld) or as set forth on
Schedule 5.1, Somerset and the Somerset Subsidiaries shall:

               (i) use all reasonable efforts to carry on their respective businesses in, and only in, the Ordinary Course of Business;

               (ii) use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with Somerset or any of the Somerset Subsidiaries;

               (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

               (iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to Somerset or any of the Somerset Subsidiaries;

               (v) keep in full force and effect all insurance policies now carried by Somerset or any of the Somerset Subsidiaries;

               (vi) perform in all material respects each of their obligations under all Material Contracts (as defined in Section 3.12 herein) to which Somerset or any of the Somerset Subsidiaries are a party or by which any of them may be bound or which relate to or affect their properties, assets and business;

               (vii) maintain their books of account and other records in the Ordinary Course of Business;

               (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to Somerset or any of the Somerset Subsidiaries and to the conduct of their businesses;

               (ix) not amend Somerset's or any of the Somerset Subsidiaries' Certificate of Incorporation or Bylaws, except in accordance with the terms hereof or to the extent necessary to consummate the transactions contemplated by this Agreement;

               (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business;

               (xi) not make any material acquisition or disposition of any properties or assets (except for acquisitions or dispositions of properties or assets in accordance with any Material Contract disclosed on Schedule 3.12 or which do not exceed, in any case,
                         --------------
          $50,000), or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever, except for loan and investment activity engaged in the Ordinary Course of Business and consistent with past practice;

               (xii) not knowingly take or permit to be taken any action which would constitute or cause a material breach of any representation, warranty or covenant set forth in this Agreement as of or subsequent to the date of this Agreement or as of the Effective Date;

               (xiii) except for the September  Split or as permitted in Section
          5.10 herein, not declare, set aside or pay any dividend or make any other distribution in respect of Somerset Common Stock or of Somerset Preferred Stock;

               (xiv) not authorize, purchase, redeem, issue (except upon the exercise of outstanding options under the Somerset Stock Option Plans) or sell (or grant options or rights to purchase or sell) any shares of Somerset Common Stock or any other equity or debt securities of Somerset (other than the Warrant or the Somerset Common Stock issuable under the Warrant);

               (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any Somerset Benefit Plan (as defined in Section 3.18 herein), except as required by law, or enter into or amend any Employment Obligation (as defined in
          Section 3.17 herein), severance or "change in control" agreement or arrangement with any officer, director, employee or consultant of Somerset or any of the Somerset Subsidiaries, except that Somerset and the Somerset Subsidiaries may grant reasonable salary increases and bonuses to their officers and employees in the Ordinary Course of Business to the extent consistent with past practice or their current policy disclosed in writing to Fulton, and are consistent, in magnitude and otherwise, with the current policy disclosed in writing to Fulton of Somerset and the Somerset Subsidiaries (provided, however, that no Contract Employees shall receive a salary increase or bonus, except as set forth on Schedule
          5.1);                                                         --------
          ---

               (xvi) not enter into any related party transaction of the kind contemplated in Section 3.19 herein;

               (xvii) in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by Somerset Bank and classifying, valuing and retaining its investment portfolio, during the fiscal year ending December 31, 2004 and thereafter, Somerset and the Somerset Subsidiaries shall consult with Fulton and shall act in accordance with generally accepted accounting principles;

               (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely;

               (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) involving an amount in excess of $50,000 or for a term of one year or more;

               (xx) except as permitted by (xi) above, not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair;

               (xxi) not make application for the opening or closing of any, or open or close any, branches or automated banking facility other than branches in Hunterdon County and Middlesex County in June, 2005 and early 2006, respectively, or as disclosed on Schedule 5.1(xxi);

               (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice;

               (xxiii) not take any other action which would cause the Merger not to qualify as a tax-free reorganization under Section 368 of the Code; and

               (xxiv) following receipt of both shareholder and regulatory approval of the Merger and upon agreement as to the Effective Date by Fulton and Somerset, conform its practices to the standards used by Fulton, with respect to its investment and loan portfolios and loan loss reserve; provided, however, (A) in taking such actions, Somerset shall not be required to breach any existing contractual obligations and (B) any such actions taken at the request of Fulton shall be subject to the provisions of subparagraph (a) of Section 7.2(f) herein.

     Section 5.2 Best Efforts. Somerset and the Somerset Subsidiaries shall cooperate with Fulton and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. In particular, without limiting the generality of the foregoing sentence, Somerset and the Somerset Subsidiaries shall: (i) cooperate with Fulton in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b)); and (ii) cooperate with Fulton in making Somerset's and the Somerset Subsidiaries' employees reasonably available for training by Fulton at Somerset's and the Somerset Subsidiaries' facilities prior to the Effective Time, to the extent that such training is deemed reasonably necessary by Fulton to ensure that Somerset's and the Somerset Subsidiaries' facilities will be properly operated in accordance with Fulton's policies after the Merger.

     Section 5.3 Access to Properties and Records. Somerset and the Somerset Subsidiaries shall give to Fulton and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of Somerset and the Somerset Subsidiaries as Fulton may reasonably request, subject to the obligation of Fulton and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning Somerset and the Somerset Subsidiaries obtained by reason of such access and subject to applicable law.

     Section 5.4 Subsequent Financial Statements. Between the date of signing of this Agreement and the Effective Time, Somerset and the Somerset Subsidiaries shall promptly prepare and deliver to Fulton as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to shareholders and all reports to regulatory authorities prepared by or for either Somerset or any of the Somerset Subsidiaries (including, without limitation, delivery of Somerset's audited annual financial statements for 2003 as soon as they are available if the Effective Time has not occurred prior to the date Somerset's Form 10-K for 2004 is due under the 1934 Act) (which additional financial statements and reports are hereinafter collectively referred to as the "Additional Somerset Financial Statements"). Somerset shall be deemed to make the representations and warranties set forth in Section 3.6, 3.7 and 3.8 to Fulton with respect to the Additional Somerset Financial Statements upon delivery thereof.

     Section 5.5 Update Schedules. Somerset or any of the Somerset Subsidiaries shall promptly disclose to Fulton in writing any material change, addition, deletion or other modification to the information set forth in its Schedules hereto.

     Section 5.6 Notice. Somerset or any of the Somerset Subsidiaries shall promptly notify Fulton in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Fulton in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition(financial or otherwise), assets, liabilities, business, operations or future prospects of Somerset or any of the Somerset Subsidiaries or restrict in any manner their ability to carry on their respective businesses as presently conducted.

     Section 5.7 No Solicitation.

          (a) Somerset and the Somerset Subsidiaries shall not, and shall not authorize or permit any of their officers, directors or employees or any investment banker, financial advisor or attorney to initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, provided, however, that if, at any time the Board of Directors of Somerset determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law, Somerset, in response to a written Acquisition Proposal that (i) was unsolicited or that did not otherwise result from a breach of this Section, and (ii) is reasonably likely to lead to a Superior Proposal, may (x) furnish non-public information with respect to Somerset or the Somerset Subsidiaries to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of Somerset or any of the Somerset Subsidiaries or any investment banker, financial advisor, attorney, accountant, or other representative of Somerset or any of the Somerset Subsidiaries, whether or not acting on behalf of Somerset or any of its subsidiaries, shall be deemed to be a breach of this Section by Somerset.

          (b) Somerset shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon this Agreement and shall take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its shareholders at the meeting, including recommending the approval of this Agreement by Somerset's shareholders; provided, however, that Somerset's Board of Directors shall not be required to take any action otherwise required by this sentence that it has determined in good faith, after consultation with outside counsel, would be reasonably likely to constitute a breach of its fiduciary duties under applicable law.

          (c) The Board of Directors of Somerset shall not (1) fail to recommend this Agreement, withdraw or modify, or propose to withdraw or modify, in a manner adverse to Fulton, its approval or recommendation of this Agreement or the Merger unless there is an Acquisition Proposal outstanding, (2) approve or recommend, or propose to approve or recommend, an Acquisition Proposal or (3) cause Somerset to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal unless (x) the Board of Directors of Somerset shall have determined in good faith, after consultation with outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law and (y) the applicable Acquisition Proposal is a Superior Proposal.

          (d) Nothing contained in this Section shall prohibit Somerset from at any time taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the 1934 Act, as amended, provided, however, that neither Somerset nor its Board of Directors shall, except as permitted by paragraph (b) or (c) of this section, propose to approve or recommend, an Acquisition Proposal.

          (e) Somerset shall promptly (but in any event within one day) advise Fulton orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making such request, Acquisition Proposal or inquiry. Somerset will, to the extent reasonably practicable, keep Fulton fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

               (i) In the event the Board of Directors of Somerset takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) in compliance with the standards in (x) and (y) therein, such action shall allow termination of this Agreement by Fulton under Section 8.1(b)(iii) herein which shall be treated in the same manner as termination under Section 8.1(a) herein and shall allow exercise of the Warrant. In the event the Board of Directors of Somerset takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) without compliance with the standards in (x) and (y) therein, such action shall constitute a breach allowing termination of this Agreement by Fulton under Section 8.1(b)(iii) herein which shall be treated in the same manner as termination by Fulton under Section 8.1(b)(i) herein and shall allow exercise of the Warrant.

               (ii) This Agreement may be terminated by Somerset prior to the shareholders meeting of Somerset if (A) the Board of Directors of Somerset shall have determined in good faith after consultation with outside counsel that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to Somerset's shareholders under applicable law, (B) it is not in breach of its obligations under this Section 5.7 in any material respect and has complied with, and continues to comply with, all requirements and procedures of this
          Section 5.7 in all material respects and the Board of Directors of Somerset has authorized, subject to complying with the terms of this Agreement, Somerset to enter into a binding written agreement for a transaction that constitutes a Superior Proposal and Somerset notifies Fulton in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice; (C) Fulton does not make, within five (5) business days after receipt of Somerset's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of Somerset reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of Somerset as the Superior Proposal and during such period Somerset reasonably considers and discusses in good faith all proposals submitted by Fulton and, without limiting the foregoing, meets with, and causes its financial and legal advisors to meet with, Fulton and its advisors from time to time as required by Fulton to consider and discuss in good faith Fulton's proposals, and (D) prior to Somerset's termination pursuant to this Section 5.7(e)(ii), Somerset confirms in writing that such termination allows exercise of the Warrant. Somerset agrees (x) that it will not enter into a binding agreement referred to in clause (B) above until at least the five (5) business days after Fulton has received the notice to Fulton required by clause (C) and (y) to notify Fulton promptly if its intention to enter into a binding agreement referred to in its notice to Fulton shall change at any time after giving such notice.

          (f) For the purpose of this Section 5.7:

               (i) "Acquisition Proposal" shall mean a written proposal or written offer (other than by another party hereto) for a tender or exchange offer for securities of Somerset or any of the Somerset Subsidiaries, or a merger, consolidation or other business combination involving an acquisition of Somerset or any of the Somerset Subsidiaries or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of Somerset or any of the Somerset Subsidiaries.

               (ii) A "Superior Proposal" shall be an Acquisition Proposal that the Board of Directors of Somerset believes in good faith (after consultation with its financial advisor) is reasonably capable of being completed, taking into account all relevant legal, financial, regulatory and other aspects of the Acquisition Proposal and the source of its financing, on the terms proposed and, believes in good faith (after consultation with its financial advisor), would, if consummated, result in a transaction more favorable to the shareholders of Somerset from a financial point of view, than the transactions contemplated by this Agreement and believes in good faith (after consultation with its financial advisor) that the person making such Acquisition Proposal has, or is reasonably likely to have or obtain, any necessary funds or customary commitments to provide any funds necessary to consummate such Acquisition Proposal.

     Section 5.8 Affiliate Letters. Somerset shall use its best efforts to deliver or cause to be delivered to Fulton, at or before the Closing, a letter from each of the officers and directors of

Somerset and shall use its best efforts to obtain and deliver such a letter from each shareholder of Somerset who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of Somerset, in form and substance satisfactory to Fulton and Somerset, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of Fulton Common Stock to be received by such person pursuant to this Agreement.

     Section 5.9 No Purchases or Sales of Fulton Common Stock During Price Determination Period. Somerset and the Somerset Subsidiaries shall not, and shall use their best efforts to ensure that their executive officers and directors do not, and shall use their best efforts to ensure that each shareholder of Somerset who may be deemed an "affiliate" (as defined in SEC Rules 145 and 405) of Somerset does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of Fulton Common Stock or any options, rights or other securities convertible into shares of Fulton Common Stock during the Price Determination Period.

     Section 5.10 Dividends. Between the date of this Agreement and the Effective Date, Somerset shall not declare or pay cash dividends on the Somerset Common Stock.

     Section 5.11 Internal Controls. Between the date of this Agreement and the Closing Date, Somerset shall permit Fulton senior officers to meet with the Chief Financial Officer of Somerset and other officers responsible for the Somerset Financial Statements, the internal controls of Somerset and the disclosure controls and procedures of Somerset to discuss such matters as Fulton may deem reasonably necessary or appropriate for Fulton to satisfy its obligations under Sections 302, 404 and 906 of the SOX Act and any rules and regulations relating thereto. Fulton shall have continuing access through the Effective Time to both the Somerset books and records and internal audit team for the purpose of ongoing assessment of internal controls and shall cause its outside auditors to provide any documentation regarding Somerset's internal control to Fulton and cause its auditors to be available for discussions with Fulton's representatives regarding Somerset's systems of internal controls.

     Section   5.12  Certain   Matters,   Certain   Revaluations,   Changes  and
Adjustments.

     Notwithstanding that Somerset believes that it and the Somserset Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Somerset recognizes that Fulton may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). At or before the Effective Time, upon the request of Fulton and Fulton's written confirmation that all conditions precedent under
Article VII (other than the delivery of customary closing documents) have been satisfied or waived, and in order to formulate the plan of integration for the Merger, Somerset shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Fulton and establish such accruals and reserves as shall be necessary to reflect

Merger-related expenses and costs incurred by Somerset and its Subsidiaries, provided, however, that Somerset shall not be required to take such action prior to receipt of shareholder and regulatory approvals; and provided further, however, that no accrual or reserve made by Somerset or any Somerset Subsidiary pursuant to this Section 5.12 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

     Section 5.13 Other Policies. Between the date of this Agreement and the Effective Time, Somerset shall cooperate with Fulton to reasonably conform the policies and procedures of Somerset and its Subsidiaries regarding applicable regulatory matters to those of Fulton and its Subsidiaries, as Fulton may reasonably identify to Somerset from time to time, provided, however, that implementation of such conforming actions may at Somerset's discretion be delayed until the time period following satisfaction of the conditions set forth in Section 5.12.

     Section 5.14 Other Transactions. Somerset acknowledges that Fulton may be in the process of acquiring other banks and financial institutions or in offering securities to the public and that in connection with such transactions, information concerning Somerset and its Subsidiaries may be required to be included in the registration statements, if any, for the sale of securities of Fulton or in SEC reports in connection with such transactions. Fulton shall provide Somerset and its counsel with copies of such registration statements at the time of filing. Somerset agrees to provide Fulton with any information, certificates, documents or other materials about Somerset and its Subsidiaries as are reasonably necessary to be included in such SEC reports or registration statements, including registration statements which may be filed by Fulton prior to the Effective Time. Somerset shall use its reasonable efforts to cause its attorneys and accountants to provide Fulton and any underwriters for Fulton with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Fulton shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding Somerset unless Somerset shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

     Section 5.15 Transaction Expenses of the Company.

          (a) Somerset shall cause its and its Subsidiaries' professionals to render monthly invoices within 30 days after the end of each month. Somerset shall advise Fulton monthly of all out-of-pocket expenses which Somerset and its Subsidiaries have incurred in connection with the transactions contemplated hereby. Somerset shall not, and shall cause each of its Subsidiaries not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.

          (b) Somerset, in reasonable consultation with Fulton and at Fulton's expense, shall make all arrangements with respect to the printing and mailing of the Prospectus/Proxy Statement.

                        ARTICLE VI - COVENANTS OF FULTON

     From the date of this Agreement until the Effective Time, or until such later date as may be expressly stipulated in any Section of this Article VI, Fulton covenants and agrees to do the following:

     Section 6.1 Best Efforts. Fulton shall cooperate with Somerset and the Somerset Subsidiaries and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. In particular, without limiting the generality of the foregoing sentence, Fulton agrees to do the following:

          (a)  Applications  for  Regulatory  Approval.  Fulton  shall  promptly
               ---------------------------------------
     prepare and file, with the cooperation and assistance of (and after review by) Somerset and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation applications for approval under the BHC Act and the New Jersey Banking Act of 1948, as amended.

          (b) Registration  Statement.  Fulton shall promptly prepare,  with the
              -----------------------
     cooperation and assistance of (and after review by) Somerset and its counsel and accountants, and file with the SEC a registration statement (the "Registration Statement") for the purpose of registering under the 1933 Act the shares of Fulton Common Stock to be issued to shareholders of Somerset under the provisions of this Agreement and a proxy statement and prospectus which is prepared as a part thereof (the "Proxy Statement/Prospectus") for the purpose of registering under the 1933 Act the shares of Fulton Common Stock to be issued to the shareholders of Somerset, and the soliciting of the proxies of Somerset's shareholders in favor of the Merger, under the provisions of this Agreement. Fulton may rely upon all information provided to it by Somerset and Somerset Bank in this connection and Fulton shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statement/Prospectus, if such statement is made by Fulton in reliance upon any information provided to Fulton by Somerset or the Somerset Subsidiaries or by any of their officers, agents or representatives. Fulton shall provide a draft of the Registration Statement to Somerset and its counsel for comment and review at least ten (10) business days in advance of the anticipated filing date.

          (c) State Securities Laws. Fulton, with the cooperation and assistance
              ---------------------
     of Somerset and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

          (d) Stock  Listing.  Fulton,  with the  cooperation  and assistance of
              --------------
     Somerset and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of Fulton Common Stock to be issued in the Merger on NASDAQ.

          (e) Adopt  Amendments.  Fulton shall not adopt any  amendments  to its
              -----------------
     charter or bylaws or other organizational documents that would alter the terms of Fulton's Common Stock or could reasonably be expected to have a material adverse effect on the ability of Fulton to perform its obligations under this Agreement.

          (f) Tax  Treatment.  Fulton  shall take no action which would have the
              --------------
     effect of causing the Merger not to qualify as a tax-free reorganization under Section 368 of the Code.

     Section 6.2 Access to Properties and Records. Fulton shall give to Somerset and to its authorized employees and representatives (including without limitation Somerset's counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of Fulton as Somerset may reasonably request, subject to the obligation of Somerset and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning Fulton obtained by reason of such access.

     Section 6.3 Subsequent Financial Statements. Between the date of signing of this Agreement and the Effective Time, Fulton shall promptly prepare and deliver to Somerset as soon as practicable each Quarterly Report to Fulton's shareholders and any Annual Report to Fulton's shareholders normally prepared by Fulton. Fulton shall be deemed to make the representations and warranties set forth in Sections 4.6, 4.7 and 4.8 herein to Somerset with respect to the financial statements (hereinafter collectively referred to as the "Additional Fulton Financial Statements") set forth in the foregoing Quarterly Reports and any Annual Report to Fulton's shareholders upon delivery thereof.

     Section 6.4 Update Schedules. Fulton shall promptly disclose to Somerset in writing any change, addition, deletion or other modification to the information set forth in its Schedules to this Agreement.

     Section 6.5 Notice. Fulton shall promptly notify Somerset in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Somerset in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Fulton or restrict in any manner the right of Fulton to carry on its business as presently conducted.

     Section  6.6 No  Purchase  or Sales of Fulton  Common  Stock  During  Price
Determination Period Neither Fulton nor any Subsidiary of Fulton, nor any executive officer or director of Fulton or any Subsidiary of Fulton, nor any shareholder of Fulton who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933
Act) of Fulton, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of Fulton Common Stock or Somerset Common Stock or any options, rights or other securities convertible into shares of Fulton Common Stock or Somerset Common Stock during the Price

Determination Period; provided, however, that Fulton may purchase shares of Fulton Common Stock in the ordinary course of business during the Price Determination Period for the benefit of Fulton's Benefit Plans or Fulton's Dividend Reinvestment Plan.

     Section 6.7 Assumption of Somerset Debentures. Fulton agrees that, effective with the Effective Date, it shall assume Somerset's Floating Rate Junior Subordinated Deferrable Interest Debentures due 2031 and Subordinated Debentures Floating Rate Junior Subordinated Deferrable Interest Debentures due 2032, and all of Somerset's obligations under the related Indentures, and shall take all actions necessary or appropriate in accordance therewith, including, if requested by the trustee, execution of a supplemental indenture and other appropriate documents or certificates.

     Section 6.8 Employment Arrangements.

          (a) In arriving at the Merger Consideration, Fulton anticipated that there will be substantial consolidation of Somerset Bank's "back room" operations. Subject to that caveat, from and after the Effective Time, (i) Fulton, Somerset Bank or another subsidiary of Fulton (any such parties employing employees of Somerset or a Somerset Subsidiary, the "Fulton Employers") shall: (A) satisfy each of the Employment Obligations (as defined in Section 3.17 herein), and (B) use its good faith efforts to retain each present employee of Somerset and the Somerset Subsidiaries in such employee's current position and salary compensation (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with the Fulton Employers at a compensation commensurate with the position), (ii) in the event that the Fulton Employers shall continue to employ officers or employees of Somerset and the Somerset Subsidiaries as of the Effective Time, the Fulton Employers shall employ such persons on the Effective Time who are not Contract Employees (as defined in Section
     3.17 herein) as "at-will" employees, and (iii) in the event the Fulton Employers are not willing to employ, or terminate the employment (other than as a result of unsatisfactory performance of their respective duties) of, any officers or employees of Somerset or the Somerset Subsidiaries who are not Contract Employees, the Fulton Employers shall pay severance benefits to such employees (other than Contract Employees) as follows: (A) in the event employment is terminated on or prior to the date which is one year after the Effective Date, one week's salary and one week's salary for each year of service with Somerset or a Somerset Subsidiary, thereafter, up to a maximum of 26 weeks' salary; or (B) in the event employment is terminated thereafter, in accordance with the then existing severance policy of Fulton or its successor.

          (b) The Fulton Employers shall be obligated to provide employee benefits to each person who is an employee of Somerset or a Somerset Subsidiary, on the Effective Time and continues to be employed that are substantially equivalent, in the aggregate, to the benefits under the Somerset Benefit Plans prior to the Effective Time, until the earlier of:
     (A) at least three (3) years after the Effective Date, or (B) the date that the Fulton Employers can no longer satisfy the applicable qualified retirement plan discrimination testing under the Code. For vesting and eligibility purposes for employee benefits, under each Fulton Benefit Plan and/or any employee benefit plan established by Fulton after the

     Effective Date, employees of Somerset and the Somerset Subsidiaries shall receive credit for years of service with Somerset and the Somerset Subsidiaries.

     Section 6.9 Insurance; Indemnification.

          (a) For four (4) years after the Effective Date, Fulton shall (and Somerset Bank shall cooperate in these efforts) obtain and maintain "tail" coverage relating to Somerset's existing directors and officers liability insurance policy (provided that such insurance shall be in such amount and with terms and conditions no less favorable than the director and officer liability policy of Somerset as of the date of this Agreement and carry such premium (not to exceed the greater of (i) 150% of the current premium for Somerset's existing directors and officers liability insurance policy or (ii) the applicable percentage increase payable by Fulton during such period for its directors and officers liability insurance policy) and that Fulton may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or circumstances which occur prior to the Effective Date (including facts or circumstances relating to this Agreement and the transactions contemplated herein to the extent coverage therefor is available) and covering persons who are covered by such insurance immediately prior to the Effective Date.

          (b) From and after the Effective Date, Fulton shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, an officer, employee, director or manager of Somerset or a Somerset Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Fulton, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part out of the fact that such person is or was a director, officer or employee of Somerset or a Somerset Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement) regardless of whether such Claim is asserted or claimed prior to, at, or after the Effective Date (the "Indemnified Liabilities") to the full extent permitted under applicable law as of the date hereof or amended prior to the Effective Date and under the Articles of Incorporation or Bylaws of Somerset or a Somerset Subsidiary as in effect as of the date hereof (and Fulton shall pay expenses in advance of the full disposition of any such action or proceeding to each of the Indemnified Parties to the full extent permitted by applicable law (including the SOX Act) and Fulton's Certificate of Incorporation and Bylaws). Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any claim, shall notify Fulton (but the failure to so notify Fulton shall not relieve Fulton from any liability which Fulton may have under this section except to the extent Fulton is materially prejudiced thereby). In the defense of any action covered by this Section 6.9(b), Fulton shall have the right to direct the defense of such action and retain counsel of its choice; provided, however, that, notwithstanding the foregoing, the Indemnified Parties as a group may retain a single law firm to represent them with respect to each matter under this section if there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of Fulton and the Indemnified Parties (the Indemnified Parties may also retain more than one law firm if there is, under applicable standards of professional conduct, a conflict of any significant issues between the positions of two or more Indemnified Parties). Fulton shall have an obligation to advance funds to satisfy an obligation of Fulton or any successor to Fulton under this Section 6.9(b) to the same extent that Fulton would be obligated to advance funds under the indemnification provisions of its Articles of Incorporation and/or Bylaws.

     Section 6.10 Appointment of Fulton Director. Fulton shall, on or promptly after the Effective Date (but no later than Fulton's next Board of Directors meeting following the Effective Date), appoint to Fulton's Board of Directors one of Somerset's current directors designated, subject to the reasonable approval of Fulton, by vote of Somerset's Board of Directors prior to the Effective Date, to serve as a director of Fulton. Fulton has a mandatory retirement policy for directors who attain age 70; however, Fulton would "grandfather" the present director of Somerset appointed as set forth above from the application of such policy for a three year period after the Effective Date unless such director would have otherwise been obligated to retire from the Board of Somerset under any policy it currently has in effect.

                       ARTICLE VII - CONDITIONS PRECEDENT

     Section 7.1 Common Conditions. The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of
Section 8.4 herein:

          (a)  Shareholder  Approval:   This  Agreement  shall  have  been  duly
               ---------------------
     authorized, approved and adopted by the shareholders of Somerset in accordance with applicable law, NASDAQ rules and regulations, the BCA and the Certificate of Incorporation of Somerset.

          (b)  Regulatory  Approvals:  The  approval  of each  federal and state
               ---------------------
     regulatory authority having jurisdiction over the transactions contemplated by this Agreement (including the Merger), including without limitation, the Federal Reserve Board and the Department, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would (i) require or could reasonably be expected to require (A) any divestiture by Fulton of a portion of the business of Fulton, or any subsidiary of Fulton or (B) any divestiture by Somerset or the Somerset Subsidiaries of a portion of their businesses which Fulton in its good faith judgment believes will have a significant and material adverse impact on the business or prospects of Somerset or the Somerset Subsidiaries, as the case may be, or (ii) impose any condition upon Fulton or Somerset Bank, or their other subsidiaries, taken as a whole, which in Fulton's good faith judgment (x) would be materially burdensome to

     Fulton and its subsidiaries taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by Fulton as a result of consummating the Merger or (z) would prevent Fulton from obtaining any material benefit contemplated by it to be attained as a result of the Merger.

          (c) Stock  Listing.  The shares of Fulton Common Stock to be issued in
              --------------
     the Merger shall have been authorized for listing on NASDAQ.

          (d) Tax Opinion.  Each of Fulton and Somerset  shall have  received an
              -----------
     opinion of Fulton's counsel, Barley, Snyder, Senft & Cohen, LLC, reasonably acceptable to Fulton and Somerset, addressed to Fulton and Somerset, with respect to federal tax laws or regulations, to the effect that:

               (i) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and Fulton and Somerset will each be a "party to a reorganization" within the meaning of
          Section 368(b)(1) of the Code;

               (ii) No gain or loss will be recognized by Fulton or Somerset by reason of the Merger;

               (iii) The bases of the assets of Somerset in the hands of Fulton will be the same as the bases of such assets in the hands of Somerset immediately prior to the Merger;

               (iv) The holding period of the assets of Somerset in the hands of Fulton will include the period during which such assets were held by Somerset prior to the Merger;

               (v) A holder of Somerset Common Stock who receives shares of Fulton Common Stock in exchange for his Somerset Common Stock pursuant to the reorganization (except with respect to cash received in lieu of fractional shares of Fulton Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

               (vi) A holder of Somerset Common Stock who receives cash in lieu of a fractional share of Fulton Common Stock will be treated as if he received a fractional share of Fulton Common Stock pursuant to the reorganization which Fulton then redeemed for cash. The holder of Somerset Common Stock will recognize gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

               (vii) The tax basis of the Fulton Common Stock to be received by the shareholders of Somerset pursuant to the terms of this Agreement will include the holding period of the Somerset Common Stock surrendered in exchange therefor, provided that such Somerset Common Stock is held as a capital asset at the Effective Time.

               (viii) The holding period of the shares of Fulton Common Stock to be received by the shareholders of Somerset will include the period during which they held the shares of Somerset Common Stock surrendered, provided the shares of Somerset Common Stock are held as a capital asset on the date of the exchange.

               (ix) A holder of Somerset Common Stock who receives Cash Consideration and Fulton Common Stock in exchange for his Somerset Common Stock pursuant to the reorganization will recognize gain equal to the lesser of (a) the amount of gain realized upon the exchange or
          (b) the amount of Cash Consideration received.

               (x)  A  holder  of  Somerset   Common  Stock  who  receives  Cash
          Consideration in exchange for his Somerset Common Stock will recognized gain or less on exchange based on the difference between the Cash Consideration received and the adjusted basis of his Somerset Common Stock.

          (e) Registration Statement:  The Registration Statement (as defined in
              ----------------------
     Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) to the shareholders of Somerset; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

          (f) No Suits:  No  action,  suit or  proceeding  shall be  pending  or
              --------
     threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if Fulton agrees to
                                     --------  -------
     defend and indemnify Somerset and Somerset Bank and their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them on such specific terms and conditions as are mutually agreeable to Somerset and Fulton, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of Somerset to consummate this Agreement.

          (g) Federal and State  Securities  and Antitrust  Laws: All applicable
              --------------------------------------------------
     securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

     Section 7.2 Conditions Precedent to Obligations of Fulton. The obligations of Fulton to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by Fulton in accordance with the provisions of
Section 8.4 herein:

          (a)  Accuracy  of   Representations   and   Warranties:   All  of  the
               -------------------------------------------------
     representations and warranties of Somerset as set forth in this Agreement shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

          (b) Covenants Performed:  Somerset shall have performed or complied in
              -------------------
     all material respects with each of the covenants required by this Agreement to be performed or complied with by it.

          (c) Opinion of Counsel for  Somerset:  Fulton  shall have  received an
              --------------------------------
     opinion, dated the Effective Time, from Norris, McLaughlin & Marcus, special counsel to Somerset, in substantially the form of Exhibit E hereto. In rendering any such opinion, such special counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Somerset, Fulton, affiliates of the foregoing, and others.

          (d) Affiliate Agreements:  Shareholders of Somerset who are or will be
              --------------------
     affiliates of Somerset or Fulton for the purposes of the 1933 Act shall have entered into agreements with Fulton, in form and substance satisfactory to Fulton, reasonably necessary to assure compliance with Rule 145 under the 1933 Act.

          (e) Somerset  Options:  As may be required by Section 2.3 herein,  all
              -----------------
     holders of Somerset Options who have not exercised such options shall have delivered documentation reasonably satisfactory to Fulton with respect to the assumption by Fulton of the Somerset Options and the payment of cash in cancellation of the Somerset Options as set forth in Section 2.3.

          (f) No Material Adverse Change: Fulton (together with its accountants, if the advice of such accountants is deemed necessary or desirable by Fulton) shall have established to its reasonable satisfaction that, since the date of this Agreement, there shall not have been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, results of operations or future prospects of Somerset and the Somerset Subsidiaries on a consolidated basis taken as a whole. In particular, without limiting the generality of the foregoing sentence, the Additional Somerset Financial Statements (as defined in
     Section 5.4) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of Somerset as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the Somerset Balance Sheet. For purposes of this Section 7.2(f), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, results of operations or future prospects of Somerset or (ii) the ability of

     Somerset to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of any of the following (nor will any of the following be taken into account in determining whether there has been a material adverse change): (a) changes in law, rules, regulations, orders or other binding directives by any governmental entity, including without limitation, changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of Somerset taken at the direction or behest of Fulton with the prior written consent of Fulton, including any action or actions, individually or in the aggregate, taken by Somerset or the Somerset Subsidiaries, (d) changes in economic conditions generally affecting financial institutions or residential mortgage businesses, including, without limitation, changes in the general level of interest rates, (e) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this
     Article VII on the operating performance of Somerset, including reasonable expenses incurred by Somerset in consummating the transactions contemplated by the Agreement, (f) changes in the relative percentages of Somerset's net income generated by Somerset Bank's commercial lending activities and residential mortgage lending activities, (g) national or international political or social conditions, including without limitation the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (h) changes in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index), and (i) any existing fact, event, occurrence, or circumstance with respect to which Fulton has knowledge as of the date hereof. At the
     Closing, Somerset shall deliver to Fulton a certificate confirming the absence of a material adverse change described herein and a certificate (from appropriate officers of Somerset or Somerset's transfer agent) as to the issued and outstanding shares of Somerset Common Stock and Somerset Preferred Stock, shares issuable under outstanding stock options granted under Somerset's Stock Option Plans and any outstanding obligations, options or rights of any kind entitling persons to purchase or sell any shares of Somerset Common Stock or Somerset Preferred Stock and any outstanding securities or other instruments of any kind that are convertible into such shares.

          (g) Accountants'  Letter.  Subject to the requirements of Statement of
              --------------------
     Auditing Standards No. 72 of the American Institute of Certified Public Accountants, Grant Thornton LLP, or any other accounting firm reasonably acceptable to Fulton and Somerset, shall have furnished to Fulton an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to Fulton to the effect that:

               (i) In their opinion, the consolidated financial statements of Somerset examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

               (ii) On the basis of limited procedures, not constituting an audit, including a limited review of the unaudited financial statements referred to below, a limited review of the latest available unaudited consolidated interim financial statements of Somerset, inspection of the minute books of Somerset and the Somerset Subsidiaries since December 31, 2004, inquiries of officials of Somerset and the Somerset Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) any unaudited Consolidated Balance Sheets,  Consolidated
               Statements of Income, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows of Somerset included in the Registration Statement are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements covered by their report included in the Registration Statement;

                    (B) as of a specified  date not more than five days prior to the date of delivery of such letter, there have been any changes in the consolidated shareholders' equity of Somerset as compared with amounts shown in the balance sheet as of December 31, 2004 included in the Registration Statement, except in each case for such changes, increases or decreases which the Registration Statement discloses have occurred or may occur and except for such changes, decreases or increases as aforesaid which are immaterial; and

                    (C) for the period  from  January 1, 2005 to such  specified date, there were any decreases in the consolidated total net interest income, consolidated net interest income after provision for loan losses, consolidated other income, consolidated net income or net income per share amounts of Somerset as compared with the comparable period of the preceding year, except in each case for decreases which the Registration Statement discloses have occurred or may occur, and except for such decreases which are immaterial.

     (h) Employment Agreements. The Employment Agreement shall remain in full force and effect.

     (i) Closing  Documents:  Somerset  shall have  delivered  to Fulton:  (i) a
         ------------------
certificate signed by Somerset's President and Chief Executive Officer and by its Chief Operating Officer (or other officers reasonably acceptable to Fulton) verifying that, to their knowledge, all of the representations and warranties of Somerset set forth in this Agreement are true and correct in all material respects as of the Closing and that Somerset has performed in all material respects each of the covenants required to be performed by it under this Agreement; and (ii) such other certificates and documents as

     Fulton and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "Somerset Closing Documents").

     Section 7.3 Conditions Precedent to the Obligations of Somerset. The obligation of Somerset to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by Somerset in accordance with the provisions of Section 8.4 herein:

          (a)  Accuracy  of   Representations   and   Warranties:   All  of  the
               -------------------------------------------------
     representations and warranties of Fulton as set forth in this Agreement shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

          (b) Covenants  Performed:  Fulton shall have  performed or complied in
              --------------------
     all material respects with each of the covenants required by this Agreement to be performed or complied with by Fulton.

          (c)  Opinion of Counsel for Fulton:  Somerset  shall have  received an
               -----------------------------
     opinion from Barley, Snyder, Senft & Cohen, LLC, counsel to Fulton, dated the Effective Time, in substantially the form of Exhibit F hereto. In
                                                           ---------
     rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of Fulton, Somerset, affiliates of the foregoing, and others.

          (d) Fulton Options: Fulton Stock Options or cash, as applicable, shall
              --------------
     have been substituted for the Somerset Options which have not been exercised pursuant to Section 2.3 herein. Agreements evidencing the assumption of the Somerset Options pursuant to Section 2.3 shall have been delivered and the Registration Statement for the purpose of registering the shares necessary to satisfy Fulton's obligation with respect to the issuance of Fulton Common Stock pursuant to the exercise of the Fulton Stock Options shall have been declared effective.

          (e)  No  Material   Adverse  Change:   Somerset   (together  with  its
               ------------------------------
     accountants, if the advice of such accountants is deemed necessary or desirable by Somerset) shall have established to its reasonable satisfaction that, since the date of this Agreement, there shall not have been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, or results of operations or future prospects of Fulton. In particular, without limiting the generality of the foregoing sentence, the Additional Fulton Financial Statements (as defined in Section 6.3) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of Fulton as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the Fulton Balance Sheet. For purposes of this Section 7.3(e), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, results of operations or future prospects of Fulton or
     (ii) the ability of

     Fulton to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of any of the following (nor will any of the following be taken into account in determining whether there has been a material adverse change): (a) changes in law, rules, regulations, orders or other binding directives by any governmental entity, including without limitation, changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) changes in economic conditions generally affecting financial institutions or residential mortgage businesses, including, without limitation, changes in the general level of interest rates, and (d) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this Article VII on the operating performance of Fulton, including reasonable expenses incurred by Fulton in consummating the transactions contemplated by the Agreement, (e) changes in the relative percentages of Fulton's net income generated by Fulton's commercial lending activities and residential mortgage lending activities, (f) national or international political or social conditions, including without limitation the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (g) changes in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index), and (h) any existing fact, event, occurrence, or circumstance with respect to which Somerset has Knowledge as of the date hereof. At the Closing, Fulton shall deliver to Somerset a certificate confirming the absence of a material adverse change described herein and a certificate (from appropriate officers of Fulton and/or Fulton's transfer agent) as to the issued and outstanding shares of Fulton Common Stock, shares of Fulton Common Stock reserved for issuance upon the exercise of stock options, under Fulton's Employee Stock Purchase Plan, under Fulton's Dividend Reinvestment Plan and under Fulton's Shareholders Rights Plan, any outstanding obligations, options or rights of any kind entitling persons to purchase or sell any shares of Fulton's Common Stock and any outstanding securities or other instruments of any kind that are convertible into such shares.

          (f) Fairness  Opinion:  Somerset  shall have obtained  from  Danielson
              -----------------
     Associates, Inc. or from another independent financial advisor selected by the Board of Directors of Somerset, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the Board of Directors of Somerset stating that the Conversion Ratio and Cash Consideration contemplated by this Agreement is fair to the shareholders of Somerset from a financial point of view.

          (g) Employment Agreements. The Employment Agreements shall remain in full force and effect.

          (h) Closing Documents:  Fulton shall have delivered to Somerset: (i) a
              -----------------
     certificate signed by Fulton's Chairman and Chief Executive Officer (or other officer reasonably acceptable to Somerset) verifying that, to their knowledge, all of the representations and warranties of Fulton set forth in this Agreement are true and correct in all material respects as of the Closing and that Fulton has performed in all material respects each of the covenants required to be performed by Fulton; and (ii) such other certificates and documents as Somerset and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "Fulton Closing Documents").

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

     Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of Somerset) as follows:

          (a) Mutual Consent: This Agreement may be terminated by mutual consent
              --------------
     of the parties upon the affirmative vote of a majority of each of the Boards of Directors of Somerset and Fulton, followed by written notices given to the other party.

          (b)  Unilateral  Action by Fulton:  This  Agreement  may be terminated
               ----------------------------
     unilaterally by the affirmative vote of the Board of Directors of Fulton, followed by written notice given promptly to Somerset, if: (i) there has been a material breach by Somerset of any material representation or warranty or material failure by Somerset to comply with any material covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by Fulton to Somerset; (ii) any condition precedent to Fulton's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of Fulton or unless any such condition remains unsatisfied primarily as a result of Fulton breaching any of its representations, warranties or covenants in this Agreement, on December 31, 2005; provided, that such date may be extended until March 31, 2006 by Somerset by written notice to Fulton (given not later than December 31, 2005) if the Closing shall not have occurred because of failure to obtain approval from one or more regulatory authorities whose approval is required in connection with this Agreement; or (iii) Fulton's Board of Directors makes an election provided for in Section 5.7(e)(i) herein.

          (c)  Unilateral  Action By Somerset:  This Agreement may be terminated
               ------------------------------
     unilaterally by the affirmative vote of a majority of the Board of Directors of Somerset, followed by written notice given promptly to Fulton, if: (i) there has been a material breach by Fulton of any material representation, or warranty or material failure by Fulton to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by Somerset to Fulton; (ii) any condition precedent to Somerset's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of Somerset or unless any such condition remains unsatisfied primarily as a result of Somerset breaching any of its representations, warranties or covenants in this Agreement, on December 31, 2005; provided, that such date may be extended until March 31, 2006 by Fulton by written notice to Somerset (given not later than December 31, 2005) if the Closing shall not have occurred because of failure to obtain approval from one or more regulatory authorities whose approval is required in connection with this Agreement;
     (iii) Somerset's Board of Directors makes an election provided for in, and subject to the conditions of, Section 5.7(e)(ii) herein, (iv) the fairness opinion described in Section 7.3(f) is withdrawn; (v) the shareholders of Somerset do not approve the Merger at a shareholders meeting called for such purpose or (vi) based on the Closing Market Price as follows:

               (A) Subject to the provisions of subparagraph (B) below, Somerset shall have the right to terminate this Agreement, through a resolution adopted by its Board of Directors, if the Closing Market Price is less than both (I) $17.65, i.e., eighty percent (80%) of the Starting Price (the "Floor Price") and (II) the amount per share equal to (x) the Starting Price multiplied by (y) .80 multiplied by (z) the quotient of the Average NASDAQ Bank Index for the Price Determination Period (the numerator) over the NASDAQ Bank Index on the Pre-Announcement Date (the denominator).

               (B) In the event the conditions in (A) above allowing Somerset to terminate the Agreement are satisfied and Somerset makes such election, Fulton, through a resolution adopted by its Board of Directors, shall have the option to cause Somerset to amend this Agreement (and, upon such amendment, Somerset shall not have the right to terminate this Agreement) to increase the Conversion Ratio to a level, calculated to four decimal places, equal to the Conversion Ratio multiplied by the quotient of the Floor Price (the numerator) over the Closing Market Price (the denominator). For example, if the Closing Market Price is $17.00 and the Floor Price is $17.65, Parent would have the option to increase the Exchange Ratio to .9883 (.9519 x $17.65/$17.00) in lieu of terminating this Agreement.

               (C) For purposes of this Section 8.1(c), (I) "Pre-Announcement Date" shall mean January 10, 2005, i.e., the trading day immediately preceding the date of this Agreement, and (II) "Starting Price" shall mean $22.06.

               (D) The Starting Price, the Closing Market Price, the Floor Price and the other amounts above shall be appropriately adjusted for an event described in the definition of "Fulton Stock Consideration" in
          Section 2.1 (b) herein.

     Section 8.2 Effect of Termination.

          (a) Effect. In the event of a permitted termination of this Agreement under Section 8.1 herein, the Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

          (b) Limited  Liability.  Subject to the terms of the Warrant Agreement
              ------------------
     and the Warrant, the termination of this Agreement in accordance with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by Fulton by reason of a material breach by Somerset, or if this Agreement is terminated by Somerset by reason of a material breach by Fulton, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party (i.e., Fulton or Somerset) shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the reasonable fees of its counsel, accountants, consultants and other advisors and representatives. In no event shall either party's directors, officers, shareholders, agents or representatives have any personal liability for any misrepresentation or breach in connection with this Agreement.

          (c) Confidentiality.  In the event of a termination of this Agreement,
              ---------------
     neither Fulton nor Somerset nor Somerset Bank shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.

     Section 8.3 Amendment. To the extent permitted by law, this Agreement may be amended at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of Somerset), but only by a written instrument duly authorized, executed and delivered by Fulton and by Somerset; provided, however, that any amendment to the provisions of Section 2.1 herein relating to the consideration to be received by the former shareholders of Somerset in exchange for their shares of Somerset Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of Somerset in accordance with applicable provisions of the BCA.

     Section 8.4 Waiver. Any term or condition of this Agreement may be waived, to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of Somerset) by a written instrument duly authorized, executed and delivered by such party or parties.

                    ARTICLE IX - CLOSING AND EFFECTIVE TIME

     Section 9.1 Closing.  Provided that all  conditions  precedent set forth in
Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of Fulton at One Penn Square, Lancaster, Pennsylvania, no later than thirty (30) days after the receipt of all required regulatory and shareholder approvals and after the expiration of all applicable waiting periods on a specific date to be agreed upon by the parties, at which time the parties shall deliver the Somerset Closing Documents, the Fulton Closing Documents, the opinions of counsel required by Sections 7.1(d), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 9.2 Effective Time. Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VIII hereof, Fulton and Somerset will cause Articles of Merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State") and the Department of the Treasury of the State of New Jersey (the "Department of Treasury" and, with the Department of State, the "Filing Offices"). The Merger shall become effective on 11:59 p.m. on the day on which the Closing occurs and Articles of Merger are filed with the Filing Offices or such later date and time as may be specified in the Articles of Merger (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time occurs.

            ARTICLE X - NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 10.1 No Survival. The representations and warranties of Somerset and of Fulton set forth in this Agreement shall expire and be terminated on the Effective Time by consummation of this Agreement, and no such representation or warranty shall thereafter survive. Except with respect to the agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, the agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach of such agreements.

                        ARTICLE XI - GENERAL PROVISIONS

     Section 11.1 Expenses. Except as provided in Section 8.2(b) herein, each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this
Section 11.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of Fulton.

     Section 11.2 Other Mergers and Acquisitions. Subject to the right of Somerset to refuse to consummate this Agreement pursuant to Section 8.1(c)(i) herein by reason of a material breach by Fulton of the warranty and representation set forth in Section 4.7 herein, nothing set forth in this Agreement shall be construed: (i) to preclude Fulton from acquiring, or to limit in any way the right of Fulton to acquire, prior to or following the Effective Time, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of Fulton Common Stock or otherwise; (ii) to preclude Fulton from issuing, or to limit in any way the right of Fulton to issue, prior to or following the Effective Time, Fulton Common Stock, Fulton Preferred Stock or any other equity or debt securities; or
(iii) to preclude Fulton from taking, or to limit in any way the right of Fulton to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

     Section 11.3 Notices. All notices, claims, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:

               (a)   If to Fulton, to:

                          Rufus A. Fulton, Jr., Chairman and
                          Chief Executive Officer
                          Fulton Financial Corporation
                          One Penn Square, P.O. Box 4887
                          Lancaster, Pennsylvania  17604

                     With a copy to:

                           Paul G. Mattaini, Esquire
                           Barley, Snyder, Senft & Cohen, LLC
                           126 East King Street
                           Lancaster, Pennsylvania  17602

              (b)    If to Somerset, to:

                           Robert P. Corcoran, President and
                           Chief Executive Officer
                           SVB Financial Services, Inc.
                           70 East Main Street
                           Somerville, New Jersey  08876

                     With a copy to:

                           Peter D. Hutcheon, Esquire
                           Norris, McLaughlin & Marcus, P.A.
                           P.O. Box 1018
                           Somerville, New Jersey 08876-1018

     Section 11.4 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

     Section 11.5 Governing Law. This Agreement shall be deemed to have been made in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania, except to the extent that the BCA or federal law specifically applies to the Merger and the transactions contemplated thereby.

     Section 11.6 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party (which consent may be withheld





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

in such other party's sole and absolute discretion). Other than the right to receive the consideration payable as a result of the Merger pursuant to Article II hereof and the provisions of Section 3.17 with respect to the Contract Employees, this Agreement is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 11.7 Disclosure Schedules. The inclusion of a given item in a disclosure schedule annexed to this Agreement shall not be deemed a conclusion or admission that such item (or any other item) is material or is a material and adverse change. Information disclosed for one section shall constitute disclosure for other sections whether or not specifically referenced.

     Section 11.8 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), together with the Warrant Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

     Section 11.9 Definitions

     Definitions of the following capitalized terms used in this Agreement are set forth in the following sections:

 -------------------------------------------------------------------------------
 1933 Act                                                 Section 2.3(c)
 -------------------------------------------------------------------------------
 1934 Act                                                 Section 2.9
 -------------------------------------------------------------------------------
 Acquisition Proposal                                     Section 5.7(f)(i)
 -------------------------------------------------------------------------------
 Additional Fulton Financial Statements                   Section 6.3
 -------------------------------------------------------------------------------
 Additional Somerset Financial Statements                 Section 5.4
 -------------------------------------------------------------------------------
 Aggregate Cash Election Percentage                       Section 2.2(b)(iii)(C)
 -------------------------------------------------------------------------------
 Aggregate Cash Elections                                 Section 2.2(b)(iii)
 -------------------------------------------------------------------------------
 Aggregate Stock Election Percentage                      Section 2.2(b)(iv)
 -------------------------------------------------------------------------------
 Aggregate Stock Elections                                Section 2.2(b)(iii)
 -------------------------------------------------------------------------------
 Articles of Merger                                       Section 9.2
 -------------------------------------------------------------------------------
 BCA                                                      Section 1.1
 -------------------------------------------------------------------------------
 BCL                                                      Section 1.1
 -------------------------------------------------------------------------------
 BHC Act                                                  Background
 -------------------------------------------------------------------------------
 Cash Consideration                                       Section 2.1(b)
 -------------------------------------------------------------------------------
 Cash Election                                            Section 2.2(a)(i)
 -------------------------------------------------------------------------------
 Cash/Stock Election                                      Section 2.2(a)(i)
 -------------------------------------------------------------------------------
 Claim                                                    Section 6.9(b)
 -------------------------------------------------------------------------------
 Closing                                                  Section 9.1
 -------------------------------------------------------------------------------
 Closing Market Price                                     Section 2.1(e)
 -------------------------------------------------------------------------------
 Code                                                     Section 2.3(b)
 -------------------------------------------------------------------------------
 Contract Employees                                       Section 3.17
 -------------------------------------------------------------------------------
 Conversion Ratio                                         Section 2.1(b)
 -------------------------------------------------------------------------------




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


 -------------------------------------------------------------------------------
 Department                                               Section 3.25
 -------------------------------------------------------------------------------
 Department of State                                      Section 9.2
 -------------------------------------------------------------------------------
 Department of Treasury                                   Section 9.2
 -------------------------------------------------------------------------------
 EDGAR                                                    Section 3.6(e)
 -------------------------------------------------------------------------------
 Effective Date                                           Section 9.2
 -------------------------------------------------------------------------------
 Effective Time                                           Section 9.2
 -------------------------------------------------------------------------------
 Employment Agreement                                     Section 3.17
 -------------------------------------------------------------------------------
 Employment Obligation                                    Section 3.17
 -------------------------------------------------------------------------------
 Election                                                 Section 2.2(a)(i)
 -------------------------------------------------------------------------------
 Election Deadline                                        Section 2.2(a)(iv)
 -------------------------------------------------------------------------------
 ERISA                                                    Section 3.18
 -------------------------------------------------------------------------------
 Exchange Agent                                           Section 2.2(a)(iv)
 -------------------------------------------------------------------------------
 FDI Act                                                  Section 2.3
 -------------------------------------------------------------------------------
 FDIC                                                     Section 3.25
 -------------------------------------------------------------------------------
 Filed Fulton SEC Reports                                 Section 4.6(e)
 -------------------------------------------------------------------------------
 Filed Somerset SEC Reports                               Section 3.6(e)
 -------------------------------------------------------------------------------
 Filing Offices                                           Section 9.2
 -------------------------------------------------------------------------------
 Floor Price                                              Section 8.1(c)(i)
 -------------------------------------------------------------------------------
 Form of Election                                         Section 2.2(a)(ii)
 -------------------------------------------------------------------------------
 FRB                                                      Section 3.25
 -------------------------------------------------------------------------------
 Fulton                                                   Introduction
 -------------------------------------------------------------------------------
 Fulton Balance Sheet                                     Section 4.6(a)
 -------------------------------------------------------------------------------
 Fulton Benefit Plan                                      Section 4.13
 -------------------------------------------------------------------------------
 Fulton Closing Documents                                 Section 7.3(g)
 -------------------------------------------------------------------------------
 Fulton Common Stock                                      Background
 -------------------------------------------------------------------------------
 Fulton Employers                                         Section 6.8
 -------------------------------------------------------------------------------
 Fulton Material Contracts                                Section 4.21
 -------------------------------------------------------------------------------
 Fulton Pension Plans                                     Section 4.13
 -------------------------------------------------------------------------------
 Fulton Preferred Stock                                   Section 4.3
 -------------------------------------------------------------------------------
 Fulton Rights                                            Section 2.1(b)
 -------------------------------------------------------------------------------
 Fulton Rights Agreement                                  Section 2.1(b)
 -------------------------------------------------------------------------------
 Fulton SEC Reports                                       Section 4.6(e)
 -------------------------------------------------------------------------------
 Fulton Stock Option                                      Section 2.3(a)
 -------------------------------------------------------------------------------
 Indemnified Liabilities                                  Section 6.9(b)
 -------------------------------------------------------------------------------
 Indemnified Parties                                      Section 6.9(b)
 -------------------------------------------------------------------------------
 IRS                                                      Section 3.10
 -------------------------------------------------------------------------------
 Knowledge of Somerset or Somerset Bank, Knowledge of     Section 3.13
 Somerset and the Somerset Subsidiaries
 -------------------------------------------------------------------------------
 Knowledge of Somerset or Somerset Bank                   Section 3.13
 -------------------------------------------------------------------------------
 Letter of Transmittal                                    Section 2.2(e)
 -------------------------------------------------------------------------------
 Material Contracts                                       Section 3.12(a)
 -------------------------------------------------------------------------------
 Maximum Cash Percentage                                  Section 2.2(b)(i)
 -------------------------------------------------------------------------------
 Merger                                                   Background
 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
 Merger Consideration                                     Section 2.1(a)
 -------------------------------------------------------------------------------
 Minimum Cash Percentage                                  Section 2.2(b)(i)
 -------------------------------------------------------------------------------
 NASDAQ                                                   Section 2.1(e)
 -------------------------------------------------------------------------------
 Non-Electing Shares                                      Section 2.2(b)(vi)
 -------------------------------------------------------------------------------
 Offering                                                 Section 7.1(e)
 -------------------------------------------------------------------------------
 Ordinary Course of Business                              Section 3.7
 -------------------------------------------------------------------------------
 PBGC                                                     Section 4.13
 -------------------------------------------------------------------------------
 Pre-Announcement Date                                    Section 8.1(c)(iii)
 -------------------------------------------------------------------------------
 Price Determination Period                               Section 2.1(e)
 -------------------------------------------------------------------------------
 Pro-rated Cash Percentage                                Section 2.2(b)(iii)(C)
 -------------------------------------------------------------------------------
 Pro-rated Stock Percentage                               Section 2.2(b)(iv)(c)
 -------------------------------------------------------------------------------
 Proxy Statement/Prospectus                               Section 6.1(b)
 -------------------------------------------------------------------------------
 Registration Statement                                   Section 6.1(b)
 -------------------------------------------------------------------------------
 Remaining Cash Percentage                                Section 2.2(b)(iv)(c)
 -------------------------------------------------------------------------------
 Remaining Stock Percentage                               Section 2.2(b)(iii)(C)
 -------------------------------------------------------------------------------
 SEC                                                      Section 2.2(a)(iv)
 -------------------------------------------------------------------------------
 Somerset                                                 Introduction
 -------------------------------------------------------------------------------
 Somerset Balance Sheet                                   Section 3.6
 -------------------------------------------------------------------------------
 Somerset Bank                                            Background
 -------------------------------------------------------------------------------
 Somerset Bank Common Stock                               Section 3.4
 -------------------------------------------------------------------------------
 Somerset Bank Preferred Stock                            Section 3.4
 -------------------------------------------------------------------------------
 Somerset Benefit Plans                                   Section 3.18
 -------------------------------------------------------------------------------
 Somerset Closing Documents                               Section 7.2(h)
 -------------------------------------------------------------------------------
 Somerset Common Stock                                    Background
 -------------------------------------------------------------------------------
 Somserset Options                                        Section 2.3(a)
 -------------------------------------------------------------------------------
 Somerset Pension Plan                                    Section 3.18
 -------------------------------------------------------------------------------
 Somerset SEC Reports                                     Section 3.6(e)
 -------------------------------------------------------------------------------
 Somerset Share                                           Section 2.1(a)
 -------------------------------------------------------------------------------
 Somerset Stock Option Plans                              Section 2.3(a)
 -------------------------------------------------------------------------------
 Somerset Subsidiaries                                    Background
 -------------------------------------------------------------------------------
 Somerset Subsidiaries Common Equity                      Section 3.4
 -------------------------------------------------------------------------------
 SOX Act                                                  Section 3.6(c)
 -------------------------------------------------------------------------------
 Starting Price                                           Section 8.1(c)(iii)
 -------------------------------------------------------------------------------
 Stock Election                                           Section 2.2(a)(i)
 -------------------------------------------------------------------------------
 Superior Proposal                                        Section 5.7(f)(ii)
 -------------------------------------------------------------------------------
 Surviving Corporation                                    Section 1.1
 -------------------------------------------------------------------------------
 Unclaimed Shares                                         Section 2.2(f)(iii)
 -------------------------------------------------------------------------------
 Voting Agreements                                        Background
 -------------------------------------------------------------------------------
 Warrant                                                  Background
 -------------------------------------------------------------------------------
 Warrant Agreement                                        Background
 -------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.



                                           FULTON FINANCIAL CORPORATION


                                  By:      /s/ Rufus A. Fulton, Jr.
                                           -------------------------------------
                                           Rufus A. Fulton, Jr.
                                           Chairman and Chief Executive Officer


                                  Attest:  /s/ George R. Barr, Jr.
                                           -------------------------------------
                                           George R. Barr, Jr.
                                           Secretary


                                           SVB FINANCIAL SERVICES, INC.

                                  By:
                                           /s/ Robert P. Corcoran
                                           -------------------------------------
                                           Robert P. Corcoran
                                           President and Chief Executive Officer


                                  Attest:
                                           /s/ Elizabeth J. Balunis
                                           -------------------------------------
                                           Elizabeth J. Balunis
                                           Secretary